UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2025

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 19, 2025, Tempest Therapeutics, Inc. (the “Company”) executed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Erigen LLC, a Delaware limited liability company (“Erigen”), and Factor Bioscience Inc., a Delaware corporation (“Factor” and together with Erigen, “Sellers”).

Subject to the terms and conditions of the Asset Purchase Agreement, at the closing (the “Closing”) of the transactions contemplated by the Asset Purchase Agreement (the “Contemplated Transactions”), Sellers will sell and transfer to the Company all right, title and interest of Sellers as of the Closing in and to all of the assets primarily related to (a) the autologous BCMA/CD19 dual-targeting CAR T-cell therapy known as ERI-2003, (b) the autologous CD70/CD70 dual-targeting CAR T-cell therapy known as ERI-2206, (c) the allogeneic BCMA/CD19 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as ERI-3003, and (d) the allogeneic CD70/CD70 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as ERI-3206 (collectively, the “Assets”), in exchange for the aggregate consideration of 8,268,495 shares of Common Stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued to Erigen on behalf of both Sellers (the “Closing Consideration”). Promptly following the Closing and the intended dissolution of Erigen and distribution of the Closing Consideration to the equityholders of Erigen, and assuming no further issuances of shares of Company Common Stock, the pre-Closing equityholders of the Company will own approximately 35.0% of the Company and the equityholders of Erigen, or Matt Angel, Ph.D. and Lotus Capital (BVI) Limited, are expected to own approximately 38.0% and 27.0% of the Company, respectively, in each case, as determined on a fully diluted basis using the treasury stock method.

As part of the Contemplated Transactions, Erigen will amend and assign to the Company a master services agreement executed between Erigen and Factor pursuant to which Factor will perform certain services for a period of time following the Closing, with respect to the Company’s use and operation of the Assets.

The Asset Purchase Agreement contains customary representations and warranties by each of the parties. The Asset Purchase Agreement also contains certain covenants made by each of the Company and Sellers, including non-solicitation restrictions binding each party and its representatives and restrictions on the operation of each party’s business between the date of the Asset Purchase Agreement and the Closing. Sellers have further agreed to, on a joint and several basis, indemnify the Company from and against losses the Company may incur arising out of breaches of certain representations, warranties and covenants of Sellers contained in the Asset Purchase Agreement and for certain other liabilities, subject to specified survival limitations and other customary exceptions and limitations.

Immediately prior to the Closing, the Company will declare a dividend to its stockholders as of a record date prior to the Closing and issue to each such holder one warrant to purchase one share of Company Common Stock for each share of Company Common Stock held as of such record date. To facilitate the dividend distribution, the Company, Computershare Inc. and Computershare Trust Company N.A. are expected to enter into a warrant agreement, under which the Company will issue warrants to purchase shares of the Company Common Stock at an exercise price of $18.48 per share (the “Warrants”). The Warrants will be exercisable at any time on or after the date of the actual distribution (the “Issue Date”) and on or prior to the fifth anniversary of the Issue Date.

Upon the occurrence of the Closing, Dr. Angel will be appointed as a member of the Company’s board of directors and as the Company’s Chief Executive Officer and President, and Nicholas Maestas will continue to serve as the Company’s Chief Financial Officer and Head of Strategy. In connection with the Closing, Stephen Brady is expected to discontinue serving as the Company’s Chief Executive Officer and President and assume the position of Chairman of the Company’s board of directors. In addition, Geoff Nichol is expected to tender his resignation from the board of directors of the Company, effective upon the Closing.

The Company will seek the approval of the Contemplated Transactions by its stockholders at a meeting of stockholders. The Closing is subject to such approval by the Company’s stockholders, as well as the Company’s appointment of Dr. Angel as its President and Chief Executive Officer, the closing of an equity financing that results in gross proceeds to the Company of at least $5.0 million (the “Pre-Closing Financing”) and certain other customary closing conditions, including the absence of any continuing material adverse effect on the Company, on one hand, or the Assets, on the other hand. Subject to the approval by the Company’s stockholders and satisfaction or waiver of the other conditions to Closing, the Company expects the Closing to occur in early 2026.

The Company and Sellers are permitted under certain circumstances to terminate the Asset Purchase Agreement, including but not limited to (i) by the Company, in order to enter into a definitive agreement with respect to a Superior Offer (as defined in the Asset Purchase Agreement), (ii) by the Company, if the Pre-Closing Financing has not been satisfied by no later than December 5, 2025 or (iii) by either the Company or Sellers, in the event that the Closing has not occurred by March 19, 2026. Upon the termination of the Asset Purchase Agreement under specified circumstances, the Company may be required to pay to Sellers a termination fee of $300,000.

The foregoing description of the Asset Purchase Agreement and the Contemplated Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

The Asset Purchase Agreement is not intended to provide any other factual information about the Company, Sellers, Factor, or their respective owners, subsidiaries and affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement (i) were made solely for purposes of the Asset Purchase Agreement and as of the date of the Asset Purchase Agreement, (ii) were solely for the benefit of the parties to the Asset Purchase Agreement, (iii) may be subject to qualifications and limitations agreed upon by the parties to the Asset Purchase Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Asset Purchase Agreement instead of establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of the Company. Investors and securityholders of the Company should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Lock-Up Agreement

Concurrently with the execution of the Asset Purchase Agreement, Erigen entered into a lock-up agreement with the Company (the “Lock-Up Agreement”) pursuant to which, subject to specified exceptions, Erigen, on behalf of itself and its permitted transferees, has agreed not to transfer 50% of its shares of Company Common Stock for the period commencing upon the Closing and ending 180 days after the date of Closing.

The preceding summary of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to Lock-Up Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the sale and issuance of the Closing Consideration is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Sellers in the Asset Purchase Agreement, the Company Common Stock described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under the Securities Act. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

Neither this Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Company Common Stock or other securities of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Matt Angel, Ph.D.

In connection with the Closing of the Contemplated Transaction, Dr. Angel will be appointed to serve as the Company’s President and Chief Executive Officer, replacing Mr. Brady in such capacities, and as a member of the Company’s board of directors.

Dr. Angel, age 44, has served as Co-Founder, President, Chief Executive Officer and Chairman of the Board of Directors of Factor Bioscience Inc. since 2011. From January 2023 to December 2023, Dr. Angel served as President and Chief Executive Officer and as a director of Ernexa Therapeutics Inc. (f/k/a/ Eterna Therapeutics Inc.). From May 2022 to December 2022, Dr. Angel served as Interim President, Chief Executive Officer and as a director of Ernexa Therapeutics Inc. In 2020, Dr. Angel co-founded Exacis Biotherapeutics Inc. (“Exacis”) and served as the Chief Science Officer, Secretary, Treasurer and as a director of Exacis from 2020 until the sale of Exacis in May 2023. Dr. Angel also co-founded and served as the Chief Science Officer, Secretary and as a director of Novellus, Inc., from 2014 until the sale of Novellus in July 2021. Dr. Angel received a Ph.D. from the Massachusetts Institute of Technology in 2012 and a B.S. in Engineering from Princeton University in 2003.

There is no family relationship between Dr. Angel and any other person that would require disclosure under Item 401(d) of Regulation S-K. Dr. Angel is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his expected appointment as President and Chief Executive Officer of the Company, Dr. Angel entered into an employment agreement with the Company (the “Employment Agreement”), to be effective at Closing. Pursuant to the Employment Agreement, Dr. Angel will be entitled to receive an annual base salary of $650,000 and will be eligible to receive an annual bonus equal to 50% of his base salary, as determined by the Company’s board of directors in its sole discretion. If Dr. Angel is awarded any bonus for 2025, such bonus will be pro-rated based upon Dr. Angel’s first day of employment with the Company (the “Start Date”). In addition, the Employment Agreement provides that, subject to approval of the Company’s board of directors, Dr. Angel will receive an option to purchase a number of shares of Company Common Stock equal to 2% of Company’s outstanding shares on Dr. Angel’s Start Date, at a price per share equal to the fair market value on the grant date (the “Option”). The Option is expected to vest over a four-year period, with one quarter (1/4) of the shares subject to the Option vesting on the first anniversary of the grant date, and the remaining shares vesting equally over the following 36 months of continuous service. The Option is expected to be issued pursuant to the terms and conditions of the Company’s Amended and Restated 2023 Equity Incentive Plan, as may be amended from time to time (the “Plan”). Beginning in calendar year 2027, and in the Company’s sole discretion, Dr. Angel will be considered for future equity incentive award grants under the Plan.

Dr. Angel’s employment with the Company is at-will and can be terminated by Dr. Angel or the Company with or without Cause and with or without advance notice. If Dr. Angel’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Dr. Angel for Good Reason (as defined in the Employment Agreement) unrelated to a Change in Control (as defined in the Employment Agreement), Dr. Angel will receive any unpaid and accrued base salary through date of termination as well as (i)(a) severance equal to 12 months of his then-current base salary, plus (b) 100% of Dr. Angel’s target bonus in the calendar year in which his employment is terminated, prorated based on the number of days Dr. Angel is employed in such calendar year, payable over a 12-month period on the Company’s regular payroll schedule and subject to applicable tax withholdings, and (ii) if Dr. Angel elects to continue health insurance coverage under COBRA, the payment of the monthly premium under COBRA until the earlier of 12 months following termination date or the date on which Dr. Angel commences full-time employment or employment that provides eligibility for healthcare benefits substantially comparable to those provided by the Company.

In addition, if Dr. Angel’s employment is terminated by the Company without Cause or by Dr. Angel for Good Reason during a Change in Control Period, Dr. Angel will receive compensation substantially similar to that in a termination without Cause or resignation for Good Reason, except Dr. Angel will be entitled to receive (i)(a) severance equal to 18 months of his then-current base salary, plus (b) 150% of Dr. Angel’s target bonus in the calendar year in which his employment is terminated, prorated based on the number of days Dr. Angel is employed in such calendar year, payable over a 18-month period on the Company’s regular payroll schedule and subject to applicable tax withholdings, (ii) if Dr. Angel elects to continue health insurance coverage under COBRA, the payment of the monthly premium under COBRA until the earlier of 18 months following termination date or the date on which Dr. Angel commences full-time employment or employment that provides eligibility for healthcare benefits substantially comparable to those provided by the Company, and (iii) full acceleration of any equity awards.

Stephen Brady and Nicholas Maestas

As previously announced in the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission (“SEC”) on June 5, 2025, each of Stephen Brady, the Company’s Chief Executive Officer and President, and Nicholas Maestas, the Company’s Chief Financial Officer and Head of Corporate Strategy, transitioned to consulting agreements with the Company, pursuant to which they continued to serve the Company in their respective executive roles. In connection with the Contemplated Transactions, on November 19, 2025, the Company rehired each of Mr. Brady and Mr. Maestas on a full-time basis (collectively, the “Transition”). In connection with the Transition, the Company expects to enter into an offer letter with Mr. Brady pursuant to which Mr. Brady will receive a salary of $600,000 per year. Mr. Maestas will receive compensation consistent with his previously filed employment agreement, as described in the Company’s Annual Report on Form 10-K/A, filed with the SEC on April 30, 2025 (the “10-K/A”).

Geoff Nichol

In connection with the Contemplated Transactions, Geoff Nichol is expected to tender his resignation from the board of directors of the Company, effective upon the Closing.

Item 8.01	Other Information.

Business Overview

Following the Closing of the Contemplated Transactions, the Company intends to continue to advance amezalpat and TPST-1495, as set forth below, and will begin development of TPST-2003 (currently known as ERI-2003), TPST-2206 (currently known as ERI-2206), TPST-3003 (currently known as ERI-3003) and TPST-3206 (currently known as ERI-3206). The Company’s pipeline is expected to consist of the following programs:

Following the Closing, the Company plans to pursue business development discussions or an additional financing to advance the pivotal development of amezalpat in first-line liver cancer (HCC). In addition, the Company intends to support a Phase 2 study of TPST-1495 in Familial Adenomatous Polyposis expected to start in late 2026 or early 2027, to be funded by the National Cancer Institute and operationalized by the Cancer Prevention Clinical Trials Network.

Prior to the Contemplated Transactions, TPST-2003 was being explored through ongoing Phase 1b and Phase 1/2a clinical trials in China. The data from these studies, if positive, would likely justify a licensing application in China. Accordingly, the Company plans to pursue preclinical comparability activities to the study underway in China, pre-IND brief filings and then ultimately an IND submission to begin clinical development of TPST-2003 in the United States.

With respect to the balance of the new programs, TPST-2206 is a preclinical-stage asset to which the Company plans to pursue preclinical activities, and based on such activities, may pursue future clinical development. Both TPST-3003 and TPST-3206 are discovery-stage assets to which the Company will pursue preclinical activities, and based on such activities, may pursue future clinical development.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the consummation of the Contemplated Transactions pursuant to the Asset Purchase Agreement and the expected timing for the Closing, the Company’s plans to research, develop and commercialize its current and future product candidates, including the Assets, and the Company’s expectations regarding changes to its management and board of directors. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including risks and uncertainties related to the satisfaction of customary closing conditions related to the consummation of the Contemplated Transactions; risks that the Company’s stockholder may not approve the Contemplated Transactions; risks that the Contemplated Transactions disrupt the current plans or operations of the Company; risks that the Company isn’t able to obtain adequate financing to fund its operations on a timely basis or at all; competitive responses to the Contemplated Transactions; unexpected costs, charges or expenses resulting from the Contemplated Transactions; potential adverse reactions or changes to relationships with commercial or other business partners resulting from the announcement or completion of the Contemplated Transactions; the requirement for additional capital to continue to advance the Company’s product candidates, which may not be available on favorable terms or at all; the Company’s ability to attract, hire, and retain skilled executive officers and employees; the Company’s ability to protect its intellectual property and proprietary technologies; the Company’s ability to achieve the benefits expected from the Contemplated Transactions, as well as delays, challenges and expenses associated with integrating the Assets; the Company’s plans to research, develop and commercialize its current and future product candidates, including the Assets; the clinical utility, potential benefits and market acceptance of the Company’s product candidates; the impact of overall conditions in the biotech industry and general economy, including policy and regulatory changes, and the risk that the Company may be adversely affected by other economic, business, or competitive factors; geopolitical events, and regulatory, economic and other risks associated therewith; and continued uncertainty resulting from broader macroeconomic conditions. Other risks that might cause such a difference include those detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025 and September 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Company undertakes no duty to update such information except as required under applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Sellers, the Company intends to file relevant materials with the SEC, including a proxy statement. THE COMPANY URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ERIGEN, FACTOR, THE CONTEMPLATED TRANSACTIONS AND RELATED MATTERS. Stockholders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC by contacting Investor Relations by email at ir@tempesttx.com. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

The Company and Sellers, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the Company’s directors and executive officers, consisting of Mike Raab, Stephen Brady, Geoff Nichol, Christine Pellizzari and Ronit Simantov, including a description of their interests in the Company, by security holdings or otherwise, can be found under the captions, “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation” and “Director Compensation” contained in the 10-K/A. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 10-K/A, such transactions have been or will be reflected on Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitation, and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in a proxy statement (and other relevant materials) to be filed with the SEC when they become available. Investors should read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated November 19, 2025, by and among Erigen LLC, Factor Bioscience Inc., and Tempest Therapeutics, Inc.

10.2	Lock-Up Agreement, dated November 19, 2025, by and between Erigen LLC and Tempest Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempest Therapeutics, Inc.

Date: November 19, 2025	By:	/s/ Stephen Brady
Stephen Brady
President and Chief Executive Officer

Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and between

Erigen LLC,

Factor Bioscience Inc.

and

Tempest Therapeutics, Inc.

dated as of November 19, 2025

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

EXHIBITS

Exhibit A	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit B	Form of Employment Agreement
Exhibit C	Form of Amended and Restated License and Collaboration Agreement
Exhibit D	Form of Amended and Restated Master Services Agreement
Exhibit E	Form of Lock-Up Agreement
Exhibit F	Form of Commitment Letter

SCHEDULES

Schedule 1	Permitted Encumbrances
Schedule 2.1(c)	Specified Contracts
Schedule 2.2	Excluded Assets
Schedule 2.4	Excluded Liabilities

-v-

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is being entered into as of November 19, 2025, by and between Erigen LLC, a Delaware limited liability company (“Erigen”), Factor Bioscience Inc., a Delaware corporation (“Factor” and, together with Erigen, “Sellers,” and each individually, a “Seller”), and Tempest Therapeutics, Inc., a Delaware corporation (“Purchaser”). Purchaser, Factor and Erigen may be referred to in this Agreement as, each, a “Party” and collectively, the “Parties”.

RECITALS

A. The Parties wish to provide for the purchase and assumption by Purchaser of specified assets, and specified liabilities, held or controlled by the Sellers and certain of their Affiliates related to certain therapeutic programs, including ERI-2003, an autologous BCMA/CD19 dual-targeting CAR-T under development for the treatment of relapsed/refractory multiple myeloma and systemic lupus erythematosus, and to provide for certain related transactions, on the terms and subject to the conditions and other provisions set forth in this Agreement and in the Ancillary Agreements.

B. The Purchaser Board has (i) determined that the transactions contemplated by this Agreement are fair to and in the commercial interests of Purchaser, (ii) approved this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Purchaser vote to adopt this Agreement.

C. The board of managers of Erigen and the holders of all of the outstanding voting common units of Erigen have (i) determined that the transactions contemplated by this Agreement are fair to and in the commercial interests of Erigen and (ii) approved this Agreement and the Contemplated Transactions.

D. The board of directors of Factor has (i) determined that the transactions contemplated by this Agreement are fair to and in the commercial interests of Factor and (ii) approved this Agreement and the Contemplated Transactions.

E. Immediately prior to the Closing, Purchaser will declare a dividend to its stockholders as of a record date prior to Closing and issue to each such holder one warrant to purchase one share of Purchaser Common Stock for each share of Purchaser Common Stock held as of such record date pursuant to, and on the terms and subject to the conditions of, a warrant agreement in a form to be mutually agreed among the Parties.

F. In consideration of the acquisition of the Purchased Assets, at the Closing, Purchaser will issue to Erigen a number of shares of Purchaser Common Stock as consideration for the acquisition of the Purchased Assets.

G. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Purchaser’s willingness to enter into this Agreement, Erigen is executing a lock-up agreement in substantially the form attached as Exhibit E (the “Lock-Up Agreement”).

H. Following the execution and delivery of this Agreement, the Parties intend that Purchaser will seek to raise aggregate gross proceeds of at least $5,000,000 pursuant to the Pre-Closing Financing.

I. Concurrently with the execution and delivery of this Agreement, Factor has executed a commitment letter in substantially the form attached as Exhibit F with, and in a form reasonably acceptable to, Purchaser, pursuant to which Factor has agreed to provide funding to Purchaser until the earlier of (i) the 18-month anniversary of the Closing Date or (ii) Purchaser has raised aggregate gross proceeds of at least $20,000,000 (inclusive of any amounts raised and received in the Pre-Closing Financing or otherwise after the date of this Agreement), on the terms and subject to the conditions and other provisions thereof (the “Commitment Letter”).

J. The Parties intend that (i) the acquisition by Purchaser of the Purchased Assets from Sellers, solely in exchange for the Closing Consideration, together with the Erigen Liquidation (as defined below), will be treated as a “reorganization” within the meaning of Section 368(a)(1)(C) of the Code, (ii) this Agreement shall constitute and be adopted as a “plan of reorganization” for purposes of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (iii) each of Purchaser and Seller shall be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

K. On or as soon as practicable after the Closing Date (and in any event within ten (10) Business Days of the Closing Date), Erigen shall distribute the Closing Consideration it receives hereunder to its equityholders in complete liquidation of Erigen in accordance with applicable Law, Section 368(a)(2)(G) of the Code and the Erigen Governing Documents, and shall thereafter promptly proceed with its dissolution and winding up (the “Erigen Liquidation”).

THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1. DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement:

“A&R License and Collaboration Agreement” means the Amended and Restated License and Collaboration Agreement, in the form attached hereto as Exhibit C.

“A&R Master Services Agreement” means the Amended and Restated Master Services Agreement, in the form attached hereto as Exhibit D.

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms (a) not materially less restrictive in the aggregate to the counterparty thereto than the terms of the Confidentiality Agreement, except such confidentiality agreement need not contain any standstill provisions, and (b) do not prevent Purchaser from complying with its disclosure obligations to Sellers under Section 5.6.

“Acquisition Proposal” means, with respect to Purchaser, any offer, proposal, inquiry or indication of interest, whether or not in writing, (other than an offer, proposal, inquiry or indication of interest made or submitted by or on behalf of each Seller or any of its respective Affiliates) relating to any Acquisition Transaction with Purchaser.

“Acquisition Transaction” means any transaction or series of related transactions (other than any transaction in connection with the Pre-Closing Financing) involving:

(a) any merger, consolidation, dissolution, liquidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, spin-off, exchange offer or other similar transaction: (i) in which Purchaser or any of its Subsidiaries is a constituent entity; (ii) in which a Person or “group” (as defined in the Exchange Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the voting power of Purchaser or any of its Subsidiaries; (iii) in which Purchaser issues securities representing more than 15% of the voting power of Purchaser or any of its Subsidiaries; or (iv) any combination of the foregoing; or

(b) any sale, exclusive license, exchange, joint venture, acquisition, disposition or transfer of any business or businesses or assets that constitute or account for 15% or more of the consolidated book value or the fair market value of the assets of Purchaser or any of its Subsidiaries, taken as a whole.

“Action” means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Entity, or any other arbitration, mediation or similar proceeding.

“Adverse Recommendation Change” has the meaning provided in Section 5.5(b).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control,” including the terms “controlled,” “controlled by” and “under common control with,” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights, or otherwise or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

“Agreement” has the meaning provided in the Recitals.

“Ancillary Agreements” means the Bill of Sale and Assignment and Assumption Agreement, the Lock-Up Agreement, the Commitment Letter and any other agreement, document or certificate delivered in connection with this Agreement.

“Assumed Liabilities” has the meaning provided in Section 2.3.

“Authorizations” means Governmental Authorizations and Non-Governmental Authorizations.

“Bill of Sale and Assignment and Assumption Agreement” has the meaning provided in Section 2.6(c)(ii).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Brisbane, California or Cambridge, Massachusetts.

“Certifications” has the meaning provided in Section 4.5(a).

“Claim Notice” has the meaning provided in Section 8.1(b).

“Clinical Data” means data resulting from any non-clinical or pre-clinical study or clinical trial related to a Program conducted or sponsored by a Seller or any of its Affiliates, together with the applicable protocol for each such trial, as well as all associated site-related documentation, investigator brochures, institutional review board correspondence, and data monitoring committee minutes and documentation.

“Closing” has the meaning provided in Section 2.6(a).

“Closing Consideration” has the meaning provided in Section 2.6(b).

“Closing Date” has the meaning provided in Section 2.6(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letter” has the meaning provided in the Recitals.

“Confidential Information” has the meaning provided in Section 5.8(b)(iii).

“Confidentiality Agreement” means the Confidentiality Agreement between Factor and Purchaser dated as of May 9, 2025.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the transactions and actions contemplated by this Agreement, including the Pre-Closing Financing, and the Ancillary Agreements.

“Contract” means any legally binding written or oral contract, agreement, instrument, note, bond, indenture, lease, or license to which the Person referred to is a party or by which any of its assets are bound.

“Control” or “Controlled” means with respect to any Intellectual Property, possession by a Person of the ability (whether by ownership, license or otherwise) to transfer ownership of, to grant access to, to grant use of, or to grant a license or a sublicense of or under, such Intellectual Property without violating the terms of any agreement or other arrangement with any Third Party.

“Controlling Party” has the meaning provided in Section 8.3(c).

“Costs” has the meaning provided in Section 5.14(a).

“D&O Indemnified Parties” has the meaning provided in Section 5.14(a).

“D&O Tail” has the meaning provided in Section 5.14(d).

“Determination Notice” has the meaning provided in Section 5.6(d).

“DEA” means the U.S. Drug Enforcement Administration, or any successor agency thereto in the U.S.

“Development” means pre-clinical and clinical drug development activities, including clinical trials, relating to the development of pharmaceutical compounds and submission of information to a Regulatory Authority for the purpose of obtaining regulatory approval of a product, and activities to develop manufacturing capabilities for a product, which includes, but is not limited to, optimization and pre-clinical activities, pharmacology studies, toxicology studies, formulation, manufacturing process development and scale-up (including bulk compound production), quality assurance and quality control, technical support, pharmacokinetic studies, clinical trials and regulatory affairs activities.

“Direct Claim” has the meaning provided in Section 8.3(d).

“Disclosing Party” has the meaning provided in Section 5.8(b)(iii).

“Employee Plan” means (a) an employee benefit plan within the meaning of Section 3(3) of ERISA whether or not subject to ERISA; (b) stock option plans, stock purchase plans, bonus (including annual bonus and retention bonus) or incentive plans, severance pay plans, programs or arrangements, deferred compensation arrangements or agreements, employment agreements, compensation plans, programs, agreements or arrangements, change in control plans, programs or arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements, not described in (a) above; and (c) plans or arrangements providing compensation to employee and non-employee directors.

“Employment Agreement” has the meaning provided in Section 7.2(f).

“Encumbrance” means any charge, claim, mortgage, lien, pledge, security interest, easement, encroachment, right of first refusal or similar restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, transfer, receipt of income or exercise of any other attribute of ownership.

“End Date” has the meaning provided in Section 9.1(d).

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Laws” has the meaning provided in Section 3.18(d)(i).

“Environmental Permits” has the meaning provided in Section 3.18(d)(ii).

“Erigen” has the meaning provided in the Recitals.

“Erigen Governing Documents” means Erigen’s Certificate of Formation and Operating Agreement, in each case, as amended or restated from time to time.

“Erigen Liquidation” has the meaning provided in the Recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning provided in Section 2.2.

“Excluded Liabilities” has the meaning provided in Section 2.4.

“Exploit” means develop, make, have made, manufacture, have manufactured, use, sell, have sold, offer for sale, import, market, promote, distribute, and commercialize.

“Factor” has the meaning provided in the Recitals.

“Factor Governing Documents” means Factor’s Certificate of Incorporation and Bylaws, in each case, as may be amended or restated from time to time.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto in the U.S.

“Financing End Date” has the meaning provided in Section 9.1(h).

“Form S-1” has the meaning provided in Section 5.11(b).

“Fraud” means, with respect to any Party, an actual and intentional misrepresentation of a material fact in the making of the representations and warranties by such Party contained in Articles 3 (with respect to Sellers) and 4 (with respect to Purchaser) of this Agreement, made with the intent to induce the other Party to enter into this Agreement, on which the other Party justifiably relied. For added clarity and avoidance of doubt, “Fraud” does not include constructive, negligent, reckless or equitable fraud.

“GAAP” means United States generally accepted accounting principles and practices as in effect on the date hereof.

“GDPR” has the meaning provided in Section 1.1.

“Governmental Authorizations” means all licenses, permits, certificates, clearances and other authorizations, consents, waivers and approvals issued by or obtained from a Governmental Entity that are required for or related to the Development, manufacture or commercialization of a particular product in a particular jurisdiction.

“Governmental Entity” means any federal, state, provincial, local, foreign or supranational (a) government; (b) court of competent jurisdiction; (c) governmental official agency, arbitrator, authority or instrumentality; (d) department, commission, board or bureau, including the United States Department of Health and Human Services; or (e) regulatory body, including the FDA and the DEA.

“Hazardous Substances” has the meaning provided in Section 3.18(d)(iii).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C. Sections 1320d through d-8, as amended.

“Immediate Family” means, with respect to any specified Person, grandparents, grandchildren and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“Inbound Licenses” has the meaning provided in Section 3.8(d).

“Indemnified Party” or “Indemnified Parties” has the meaning provided in Section 8.2(a).

“Indemnifying Party” has the meaning provided in Section 8.3(a).

“Information Privacy and Security Laws” means all applicable Laws to the extent concerning the privacy, data protection and/or security of Personal Data, including, where applicable HIPAA, and all regulations promulgated thereunder, state data privacy and breach notification laws, state social security number protection laws, any applicable Laws concerning requirements for website and mobile application privacy policies and practices, data or web scraping, call or electronic monitoring or recording or any outbound communications (including, outbound calling and text messaging, telemarketing, and e-mail marketing), the national laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC) (as amended by Directive 2009/136), the California Consumer Privacy Act of 2018, the General Data Protection Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data (the “GDPR”), the Federal Trade Commission Act, the Gramm Leach Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Children’s Online Privacy Protection Act, state consumer protection laws, and the Payment Card Industry Data Security Standard.

“Intellectual Property” means (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and patents, patent applications and patent disclosures, together with any reissuances, provisionals, divisionals, substitutions, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, and any similar or equivalent statutory rights with respect to the protection of inventions; (ii) Trademarks; (iii) copyrightable works, copyrights, and applications, registrations and renewals in connection therewith; (iv) mask works and applications, registrations and renewals in connection therewith; (v) copies and tangible embodiments and expressions (in whatever form or medium), all improvements and modifications and derivative works of any of the foregoing; (vi) trade secrets, including know-how, ideas, inventions, methods, formulae, models, methodologies, processes, technical data, specifications, research and development information, technology, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, excluding any copyrights or patents that may cover or protect any of the foregoing (“Know-How”); (vii) all other proprietary or intellectual property rights of any kind or nature; and (viii) all rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Intended Tax Treatment” has the meaning provided in Section 6.6.

“Inventory” means all inventory related to the Programs, wherever located, including all quantities of active pharmaceutical ingredient, drug substance or drug product, finished goods, product samples, work in process, raw materials, packaging, clinical supplies used in the production of finished goods, and any retains, samples and references standards (including for impurities).

“Know-How” has the meaning provided in Section 1.1.

“Later Imposed Withholding” has the meaning provided in Section 6.4.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or Order of any Governmental Entity.

“Legal Proceeding” means any judicial, administrative or arbitral action, claim, litigation, charge, complaint, suit or other proceeding (public or private), whether at law or equity, by or before a Governmental Entity or arbitrator, including any administrative hearing or investigation.

“Liabilities” means all debts, liabilities, commitments and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, liquidated or unliquidated, asserted or unasserted, known or unknown, whenever or however arising, including those arising under applicable Law or any Legal Proceeding or Order of a Governmental Entity and those arising under any Contract, regardless of whether such debt, liability, commitment or obligation would be required to be reflected on a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto.

“Lock-Up Agreement” has the meaning provided in the Recitals.

“Losses” means Liabilities, damages, losses, expenses, costs, settlement payments, awards, judgments, fines or penalties, including reasonable attorneys’ fees and any amount payable as Taxes, excluding consequential (except to the extent reasonably foreseeable) and, except to the extent actually paid to a Third Party, incidental, special and punitive damages.

“Material Contracts” has the meaning provided in Section 3.12(a).

“Non-Controlling Party” has the meaning provided in Section 8.3(c).

“Non-Governmental Authorizations” means all licenses, permits, certificates and other authorizations, consents, waivers, and approvals that are required for or related to the Development, manufacture or commercialization of a particular product in a particular jurisdiction other than Governmental Authorizations.

“Novatim” means Novatim Immune Therapeutics (Zhejiang) Co., Ltd.

“Order” means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by a Governmental Entity.

“Outbound Licenses” has the meaning provided in Section 3.8(c).

“Permits” means all permits, licenses, franchises, approvals, certificates, consents, waivers, exemptions, registrations or other authorizations issued to, or required to be obtained or maintained by, a Seller by a Governmental Entity exclusively with respect to the Program Operations or the ownership or use of the Purchased Assets, and all pending applications therefor and amendments, modifications and renewals thereof.

“Permitted Encumbrances” means: (a) statutory or common law liens for Taxes that are not yet delinquent; (b) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; and (c) any Encumbrances set forth on Schedule 1 attached hereto.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Entity, and including any successor, by merger or otherwise, of any of the foregoing.

“Personal Data” means any and all information about or related to an individual that can be used to identify the individual, including Protected Health Information as defined under HIPAA and “personal data” as defined under the GDPR. Personal Data includes (a) information in any form, including paper, electronic and other forms, (b) any information that enables a Person to contact the individual (such as information contained in a cookie or an electronic device fingerprint), (c) personal identifiers such as name, address, Social Security Number, date of birth, driver’s license number or state identification number, Taxpayer Identification Number and passport number, (d) credit or debit card numbers, account numbers, access codes, insurance policy numbers, (e) unique biometric data, such as fingerprint, retina or iris image, voice print or other unique physical representation and (f) individual medical or health information.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, in the case of any Straddle Period, the portion of such period beginning after the Closing Date.

“Pre-Closing Financing” means the purchase by investors of shares of Purchaser Common Stock with aggregate gross proceeds of at least $5,000,000, which shall be consummated during the Pre-Closing Period. It is understood and agreed that the Pre-Closing Financing shall have no impact on the Closing Consideration payable hereunder.

“Pre-Closing Period” has the meaning provided in Section 5.1.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, in the case of any Straddle Period, the portion of such period through the end of the Closing Date.

“Program Books and Records” means all books, records, files, documents, information and correspondence of either Seller or its respective Affiliates (a) relating specifically to the Development or commercialization of the Programs, the Purchased Assets, or the Assumed Liabilities, (b) used or held for use in the Program Operations, or (c) generated in the conduct of the Programs, in each case to the extent owned, maintained, and in the possession or Control of Sellers or their Affiliates prior to or at the Closing Date.

“Program IP” means all Program Know-How and any and all other Intellectual Property in or to the Programs, in each case, that is Controlled by either Seller at the Closing Date, excluding, for the avoidance of doubt, any ownership interest and other Rights of Factor in and to the Intellectual Property licensed to Erigen under the A&R License and Collaboration Agreement.

“Program Know-How” means Know-How that is: (a) Controlled by either Seller at the Closing Date; and (b) directed to the Development or commercialization of the Programs.

“Program Material Adverse Effect” means any event, change, circumstance, occurrence, effect, result or state of facts that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on (x) the Programs, Purchased Assets or Assumed Liabilities, taken as a whole, or the existing operations of Sellers to the extent related to the Purchased Assets or (y) the ability of Sellers to consummate the Contemplated Transactions or to perform their obligations hereunder; provided, however, that, Program Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect, result or state of facts to the extent resulting directly or indirectly from (and such changes shall not be taken into account when determining whether a Program Material Adverse Effect has occurred):

(a) any change arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency or exchange rates;

(b) changes generally affecting the biotechnology industry, or the economy or the financial, credit or securities markets;

(c) any changes in, any required compliance with or required action taken for the purpose of complying with any Law, GAAP or other applicable accounting standards or the interpretations thereof;

(d) acts of God or other calamities (including wildfires), epidemic or pandemic, disease outbreak or other public health-related event, hurricane, tornado, flood, earthquake, tsunamis, tornadoes, mudslides, fires or other natural disaster or other force majeure event, or the escalation or worsening thereof;

(e) any changes after the date hereof in general political, geopolitical, regulatory or legislative conditions in the U.S or any other country or region of the world, including with respect to the imposition of, or adjustments to, tariffs, sanctions, import/export controls or other trade policies or restrictions;

(f) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; or

(g) any effect arising directly or indirectly from or otherwise relating to (i) any action taken or omitted to be taken by either Seller at the written direction of Purchaser or (ii) any other action required to be performed by either Seller under this Agreement or the Ancillary Agreements;

provided, further, that, any effect referred to in the foregoing clauses (a), (b), (c), (d), and (e) may be taken into account in determining whether there is, or would be reasonably expected to be, a Program Material Adverse Effect to the extent such effect disproportionately affects a Seller compared to the other companies operating in such Seller’s industry, in which case such effect may be taken into account in determining whether there is, or would be reasonably expected to be, a Program Material Adverse Effect.

“Program Operations” means the research, Development, manufacture, formulation, testing, use, and other exploitation of any Program as conducted by or on behalf of Sellers or their Affiliates, in each case at any time prior to the Closing Date (except as expressly provided elsewhere in this Agreement).

“Programs” means, collectively: the autologous BCMA/CD19 dual-targeting CAR T-cell therapy known as ERI-2003; the autologous CD70/CD70 dual-targeting CAR T-cell therapy known as ERI-2206; the allogeneic BCMA/CD19 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as ERI-3003; and the allogeneic CD70/CD70 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as ERI-3206.

“Proxy Statement” has the meaning provided in Section 5.4(a).

“Purchased Assets” has the meaning provided in Section 2.1.

“Purchaser” has the meaning provided in the Recitals.

“Purchaser Board” means the board of directors of Purchaser.

“Purchaser Board Recommendation” has the meaning provided in Section 5.5(b).

“Purchaser Capital Stock” means the Purchaser Common Stock and the Purchaser Preferred Stock.

“Purchaser Change in Circumstance” means an event, change, effect, development, condition or occurrence (other than an Acquisition Proposal) that materially affects the business, assets or operations of Purchaser or any of its Subsidiaries that was not known by the Purchaser Board (or if known to the Purchaser Board, the consequences of which were not reasonably foreseeable by the Purchaser Board) as of or prior to the date of this Agreement.

“Purchaser Charter” means the Restated Certificate of Incorporation, as may be amended from time to time, of Purchaser.

“Purchaser Common Stock” means the Common Stock, par value $0.001 per share, of Purchaser.

“Purchaser Confidential Information” has the meaning provided in Section 5.8(b)(i).

“Purchaser Disclosure Schedules” has the meaning provided in Section 4.

“Purchaser Equity Plans” means Tempest Therapeutics, Inc. Amended and Restated 2019 Employee Stock Purchase Plan, Tempest Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan, Tempest Therapeutics, Inc. Amended and Restated 2019 Equity Incentive Plan, and Tempest Therapeutics, Inc. 2017 Equity Incentive Plan.

“Purchaser Fundamental Representations” means the representations and warranties contained in Sections 4.1 (Organization), 4.2 (Authority), 4.3(a)(i) (No Conflict), 4.4 (Capitalization), 4.8 (Valid Issuance), 4.10 (Brokers) and 4.11 (Opinion of Financial Advisor).

“Purchaser Material Adverse Effect” shall mean any event, change, circumstance, occurrence, effect, result or state of facts that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on (x) the assets, liabilities or existing business of Purchaser and its Subsidiaries, taken as a whole, or (y) the ability of Purchaser to consummate the Contemplated Transactions or to perform its obligations hereunder; provided, however, that, Purchaser Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect, result or state of facts to the extent resulting directly or indirectly from (and such changes shall not be taken into account when determining whether a Purchaser Material Adverse Effect has occurred):

(a) any change arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency or exchange rates;

(b) changes generally affecting the biotechnology industry, or the economy or the financial or securities markets;

(c) any changes in, any required compliance with or required action taken for the purpose of complying with any Law, GAAP or other applicable accounting standards or the interpretations thereof;

(d) acts of God or other calamities (including wildfires), epidemic or pandemic, disease outbreak or other public health-related event, hurricane, tornado, flood, earthquake, tsunamis, tornadoes, mudslides, fires or other natural disaster or other force majeure event, or the escalation or worsening thereof;

(e) any changes after the date hereof in general political, geopolitical, regulatory or legislative conditions in the U.S or any other country or region of the world, including with respect to the imposition of, or adjustments to, tariffs, sanctions, import/export controls or other trade policies or restrictions;

(f) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;

(g) any change, in and of itself, in the market price or trading volume of Purchaser’s securities, it being understood that any effect underlying such change may be taken into account in determining whether there is, or would be reasonably expected to be, a Purchaser Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso;

(h) any change in the cash position of Purchaser or any of its Subsidiaries;

(i) any effect arising directly or indirectly from or otherwise relating to (i) any action taken or omitted to be taken by Purchaser at the written direction of Sellers or (ii) any other action required to be performed by Purchaser under this Agreement or the Ancillary Agreements; or

(j) any effect directly or indirectly arising from or otherwise relating to the execution, delivery or entry into this Agreement or Ancillary Agreements (or the announcement of the Contemplated Transactions by any Party), including the terms of, or any failure to consummate, the Pre-Closing Financing;

provided, further, that, any effect referred to in the foregoing clauses (a), (b), (c), (d), and (e) may be taken into account in determining whether there is, or would be reasonably expected to be, a Purchaser Material Adverse Effect to the extent such effect disproportionately affects Purchaser compared to the other companies operating in Purchaser’s industry, in which case such effect may be taken into account in determining whether there is, or would be reasonably expected to be, a Purchaser Material Adverse Effect.

“Purchaser Option” means an option to purchase shares of Purchaser Common Stock granted by Purchaser pursuant to a Purchaser Equity Plan.

“Purchaser Permitted Purpose” has the meaning provided in Section 5.8(b)(ii).

“Purchaser Preferred Rights” has the meaning provided in Section 4.4(a).

“Purchaser Preferred Stock” means the Preferred Stock, $0.001 par value per share, of Purchaser.

“Purchaser SEC Documents” means all registration statements, proxy statements, Certifications and other statements, reports, schedules, forms and other documents filed by Purchaser with the SEC since January 1, 2023.

“Purchaser Stockholder Matters” has the meaning provided in Section 5.5(a).

“Purchaser Tail Period” has the meaning provided in Section 9.2(b)(i).

“Purchaser Warrants” shall mean warrants exercisable for shares of Purchaser Common Stock in a form to be mutually agreed among the Parties, with an exercise price of $18.48 per share and a term of five years after the Closing.

“Receiving Party” has the meaning provided in Section 5.8(b)(iii).

“Reference Date” means November 17, 2025.

“Registrable Securities” has the meaning provided in Section 5.11(b).

“Registration Statement” has the meaning provided in Section 5.11(b).

“Regulatory Authority” means the FDA and any health regulatory authority in any country that is a counterpart to the FDA and holds responsibility for granting regulatory marketing approval for a product in such country, and any successor(s) thereto.

“Regulatory Materials” means all regulatory applications, submissions, reports and approvals (including all INDs and NDAs, and foreign counterparts thereof, and all Governmental Authorizations) required for or related to the Development, manufacture or commercialization of, and all correspondence with Regulatory Authorities relating to, any Program or any of the foregoing regulatory applications, submissions and approvals; and other material information relating to the pre-clinical and clinical studies relating to the Programs, including, but not limited to, meeting minutes and reports with respect to the Programs; to the extent in the possession of or controlled by, or held by or for, a Seller or its Affiliates.

“Related Party” with respect to any specified Person, means: (i) any Affiliate of such specified Person; (ii) any Person who serves as a director or executive officer of such specified Person; (iii) any Immediate Family member of a Person described in clause (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding voting equity or ownership interests of such specified Person.

“Release” has the meaning provided in Section 3.18(d)(iv).

“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, advisors, bankers and other representatives of such Person.

“Required Purchaser Stockholder Vote” has the meaning provided in Section 4.7.

“Return” means any return, declaration, report, statement, information statement, claim for refund and other document filed or required to be filed (or provided to a payee) with a Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Rights” means all claims, causes of action, rights of recovery and rights of set-off against any Person arising from or related to the Purchased Assets or the Assumed Liabilities, including: (i) all rights under any Specified Contract, including all rights to receive payment for products sold and services rendered thereunder, to receive goods and services thereunder, to assert claims and to take other rightful actions in respect of breaches, defaults and other violations thereof; (ii) all rights under or in respect of any Program IP, including all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof, and all rights of priority and protection of interests therein under the laws of any jurisdiction; and (iii) all rights under all guarantees, warranties and indemnities arising from or related to the Purchased Assets or the Assumed Liabilities.

“SEC” has the meaning provided in Section 5.11(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” and “Sellers” have the meanings provided in the Recitals.

“Seller Confidential Information” has the meaning provided in Section 5.8(b)(ii).

“Seller Disclosure Schedules” has the meaning provided in Section 3.

“Seller Fundamental Representations” means the representations and warranties contained in Sections 3.1 (Organization and Qualification), 3.2 (Authority), 3.3(a)(i) (No Conflict), 3.4(a) and (b) (Title to Assets; Sufficiency of Assets), 3.8 (Intellectual Property) and 3.17 (Brokers).

“Seller Permitted Purpose” has the meaning provided in Section 5.8(b)(i).

“Seller Tax Liabilities” means (i) all Taxes of either Seller or its respective Affiliates (including, for the avoidance of doubt, Factor), or for which either Seller or any of its respective Affiliates (including, for the avoidance of doubt, Factor) is or are liable (including as a transferee or successor, or by contract or otherwise by operation of Law), for any taxable period (including any Tax of either Seller or such of its Affiliates that becomes a Liability of Purchaser under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law); (ii) any Taxes of another Person that either Seller or any of its Affiliates (including, for the avoidance of doubt, Factor) is liable (including under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. applicable Law) as a result of being a member of an affiliated, consolidated, combined or unitary group for Tax purposes on or before the Closing Date or any similar provision of state, local, or foreign applicable Law; (iii) any Taxes that arise out of the transactions contemplated by this Agreement (including withholding taxes imposed on payments under this Agreement and 50% of any Transfer Taxes pursuant to Section 6.1); (iv) any Taxes relating to the Excluded Assets or Excluded Liabilities for any taxable period; (v) all Taxes relating to the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period, including the portion of any Straddle Period ending on the Closing Date as determined by Section 6.3; and (vi) any Later Imposed Withholding.

“Sellers’ Knowledge” means, for any particular matter, the actual knowledge of Matt Angel or Christopher Rohde; provided, that with respect to the representations and warranties set forth in Sections 3.8(a) and (f), such individual shall have consulted with Sellers’ outside patent counsel with respect to the Intellectual Property matters addressed therein. With respect to such Intellectual Property matters addressed in the representations and warranties set forth in Sections 3.8(a) and (f), such individual’s having consulted with Sellers’ outside patent counsel does not require that such outside patent counsel conduct or have conducted, obtain or have obtained any freedom-to-operate opinions or similar written opinions of counsel; provided, that any such written opinions that have been obtained by such individual will not be excluded from the term “knowledge” as a result of this sentence.

“Specified Contracts” has the meaning provided in Section 2.1.

“Stockholders Meeting” has the meaning provided in Section 5.4(c).

“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to a Person, an Entity that such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 15% in the definition of Acquisition Transaction being treated as references to greater than 50% for these purposes) that: (a) was not obtained or made as a result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the Purchaser Board determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), and following consultation with its outside legal counsel and outside financial advisors, are more favorable to Purchaser’s stockholders than the terms of the Contemplated Transactions.

“Taxes” means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, registration, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, escheat, duties or any other taxes of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

“Termination Fee” has the meaning provided in Section 9.2(b)(i).

“Third Party” means any Person other than Purchaser, Sellers and their respective Affiliates.

“Third Party Claim” has the meaning provided in Section 8.3(a).

“Trademarks” means trademarks, trade names, corporate names, service marks, brand names, logos, trade dress, slogans, and other indicia of source or origin together with all translations, adaptations, derivations, and including all goodwill associated with the foregoing and all common-law rights thereto, as well as all applications, registrations and renewals in connection therewith.

“Transaction Expenses” means all costs, fees, Taxes and expenses incurred by or on behalf of Purchaser, or for which Purchaser is or may become liable, in connection with the Contemplated Transactions and the negotiation, preparation and execution of this Agreement and any other agreement, document, instrument, filing, certificate, schedule, exhibit, letter or other document prepared or executed in connection with the Contemplated Transactions, including (i) fees and expenses payable to financial advisors, investment bankers, legal counsel, accountants, brokers, consultants, Tax advisors, transfer agents, proxy solicitor and other advisors of Purchaser, (ii) fees paid to the SEC in connection with the filing of the Registration Statement and any amendments or supplements thereto and fees and expenses incurred in connection with the printing, mailing and distribution of the Proxy Statement and any amendments or supplements thereto, (iii) the D&O Tail and (iv) any Transaction Litigation.

“Transaction Litigation” has the meaning provided in Section 5.18.

“Transfer Taxes” has the meaning provided in Section 6.1.

“U.S.” means the United States of America.

“Willful and Material Breach” means a deliberate act or failure to act, with the actual knowledge that such act or failure to act results in or constitutes in and of itself a material breach of this Agreement, regardless of whether breaching this Agreement was the conscious object of the act or failure to act.

1.2 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. For purposes of this Agreement, where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires.

(b) As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation. As used in this Agreement, unless otherwise indicated, the words “hereof,” “herein” and “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, unless otherwise indicated, the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”). As used in this Agreement, unless otherwise indicated, the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and shall not simply mean “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(c) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(d) Unless otherwise indicated, all references herein to the subsidiaries of a Person shall be deemed to include all direct and indirect subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(e) References to “made available” mean that such documents or information referenced: (i) were delivered or provided to Sellers, Purchaser or their respective Representatives, as applicable, prior to the execution and delivery of this Agreement; (ii) were contained in Factor’s electronic data room maintained by Box by no later than 5:00 p.m. Pacific Time as of three Business Days prior to the execution and delivery of this Agreement; (iii) were contained in Purchaser’s electronic data room by no later than 5:00 p.m. Pacific Time as of three Business Days prior to the execution and delivery of this Agreement; or (iv) were publicly available, without redactions, on the EDGAR website prior to the date of this Agreement.

(f) References to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto) as of such date.

(g) References in this Agreement to “ordinary course” or “ordinary course of business” mean the ordinary course of operations of Sellers with respect to the Programs.

(h) References to “$” or “dollars” refer to United States dollars unless otherwise noted.

(i) References to days refer to calendar days unless otherwise specified.

(j) The table of contents and bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

2. PURCHASE AND SALE

2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Purchaser, and Purchaser shall purchase, all right, title and interest of Sellers as of the Closing in and to all of the assets primarily related to the Programs (other than, if applicable, the Excluded Assets), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances) (collectively, the “Purchased Assets”), including:

(a) all Program IP together with (i) any and all goodwill symbolized thereby and associated therewith and (ii) any and all Rights to obtain renewals, reissues, reexaminations, supplemental examinations and certificates and extensions of registrations, exclusivities, or other legal protections directly related to Program IP;

(b) all Regulatory Materials;

(c) all Rights in, to, and under the Contracts set forth on Schedule 2.1(c), (the “Specified Contracts”);

(d) all of the Rights, interests and benefits accruing under Permits and Governmental Authorizations with respect to the Programs, and all pending applications therefor;

(e) all Program Books and Records; and

(f) all Rights and claims, credits, guaranties, warranties, indemnities, causes of action or rights of set-off, and other similar rights against third parties to the extent relating to the Purchased Assets or Assumed Liabilities.

To the extent permitted by applicable Law, title to the Purchased Assets which are capable of passing by delivery shall pass by delivery at the Closing.

2.2 Excluded Assets. Sellers and Purchaser expressly agree and acknowledge that Purchaser is not acquiring any Right, title, or interest in any assets of Sellers or their respective Affiliates that are not the Purchased Assets (the “Excluded Assets”), including:

(a) any Contract other than the Specified Contracts, including, for the avoidance of doubt, the Trademark License Agreement dated August 6, 2025 between Factor Bioscience LLC and Erigen;

(b) any asset of Sellers or their Affiliates identified on Schedule 2.2;

(c) any ownership interest and other Rights of Factor in and to the Intellectual Property licensed to Erigen under the A&R License and Collaboration Agreement;

(d) any Rights of Sellers, as applicable, under this Agreement and the Ancillary Agreements;

(e) any cash or cash equivalents held by Sellers;

(f) any shares of the capital stock or other securities of Sellers;

(g) any minute books, Erigen Governing Documents, Factor Governing Documents, or such other books and records of Sellers as it pertains to ownership, organization or existence of Sellers; and

(h) any leasehold interests or any biological or chemical materials, machinery, equipment, furniture, furnishings, fixtures, office, telecommunications, network, and information technology equipment, computers, and software or software as a service.

2.3 Assumed Liabilities. Subject to the terms and conditions set forth herein, effective at the Closing, Purchaser hereby assumes and agrees to pay, perform and discharge only: (a) the Liabilities of Seller under the Specified Contracts solely to the extent incurred based on events occurring after the Closing Date; and (b) any Liabilities for Taxes to the extent relating to the Purchased Assets for any Post-Closing Tax Period (collectively, the “Assumed Liabilities”). For the avoidance of doubt, the Assumed Liabilities shall not include any Liabilities set forth on Schedule 2.4.

2.4 Excluded Liabilities. The Parties acknowledge that Purchaser will not assume any Liabilities other than the Assumed Liabilities, and that Sellers and their Affiliates, will remain responsible for all such Liabilities of Sellers, or such Affiliate, as applicable, including for the avoidance of doubt:

(a) any Liabilities arising from or relating to, or any claim based upon, resulting from or arising out of, the ownership, use, sale or license of the Purchased Assets on or prior to the Closing Date;

(b) any Seller Tax Liabilities;

(c) any Liabilities related to any programs of Sellers or their Affiliates other than the Programs;

(d) any Liabilities with respect to any employees or other service providers of Sellers or their Affiliates;

(e) any Liabilities to the extent arising out of or relating to the Excluded Assets; and

(f) any Liabilities set forth on Schedule 2.4 (all such Liabilities contemplated by this Section 2.4, collectively, the “Excluded Liabilities”).

2.5 Consents and Waivers; Further Assurances.

(a) Prior to the Closing, Factor shall obtain, at no cost to Purchaser, such consents and waivers and to resolve the impediments to the sale, assignment, transfer or delivery contemplated by this Agreement or the Ancillary Agreements and obtain any other consents and waivers reasonably necessary to convey to Purchaser all of the Purchased Assets. To the extent any such consent cannot be obtained, Factor will, at no cost to Purchaser, exercise commercially reasonable efforts to provide an alternate arrangement reasonably satisfactory to Purchaser designed to provide to Purchaser the economic benefits intended to be assigned or transferred to Purchaser under the relevant Purchased Asset; provided, however, without limiting the generality of the foregoing, the beneficial interest in and to any such Purchased Asset, to the fullest extent permitted by the relevant Contract or Permit and applicable Law, will pass to Purchaser as of the Closing Date.

(b) From time to time, whether before, at or following the Closing, Sellers, as applicable, and Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions and releases and such other instruments as reasonably necessary to convey the Purchased Assets to Purchaser pursuant to the terms of this Agreement, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser all the Purchased Assets.

2.6 Closing.

(a) The sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place via electronic exchange of the required Closing documentation (the “Closing”), on the second (2nd) business day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the Parties set forth in Section 7 (other than such conditions as may, by their terms, only be satisfied or, to the extent permitted by applicable Law, waived at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as Sellers and Purchaser mutually may agree in writing. The day on which the Closing takes place is referred to as the “Closing Date.”

(b) The aggregate consideration to be paid by Purchaser for the Purchased Assets shall be (i) 8,268,495 shares of Purchaser Common Stock (the “Closing Consideration”) and (ii) the assumption by Purchaser of the Assumed Liabilities. For the avoidance of doubt, no cash, notes, or other property that is not voting stock within the meaning of Section 368(a)(1)(C) of the Code shall be paid or delivered as consideration for the Purchased Assets.

(c) At the Closing, Purchaser shall:

(i) issue or cause to be issued to Erigen the Closing Consideration on behalf of both Sellers, the sufficiency of which is hereby acknowledged by each Seller;

(ii) deliver or cause to be delivered a counterpart to a bill of sale and assignment and assumption agreement for the Purchased Assets and Assumed Liabilities, in the form of Exhibit A (the “Bill of Sale and Assignment and Assumption Agreement”), duly executed by Purchaser; and

(iii) deliver or cause to be delivered a certificate certifying the resolutions of the Purchaser Board authorizing the Contemplated Transactions, duly executed by an authorized officer of Purchaser.

(d) At the Closing, Sellers shall deliver or cause to be delivered to Purchaser:

(i) a duly executed counterpart of the Bill of Sale and Assignment and Assumption Agreement;

(ii) a duly and fully executed copy of the A&R License and Collaboration Agreement;

(iii) a duly and fully executed copy of the A&R Master Services Agreement;

(iv) a certificate certifying (i) the resolutions of the board of managers of Erigen authorizing the Contemplated Transactions, duly executed by an authorized officer of Erigen and (ii) the resolutions of the board of directors of Factor authorizing the Contemplated Transactions, duly executed by an authorized officer of Factor; and

(v) an IRS Form W-9, duly executed by Erigen.

2.7 Delivery of Purchased Assets. Sellers and Purchaser agree that any technology included in the Purchased Assets and any other Purchased Assets that can be transmitted to Purchaser by electronic transmission shall be delivered to Purchaser by secure electronic transmission at the Closing and shall not be delivered to Purchaser on any tangible medium.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Seller Disclosure Schedules”), each Seller hereby represents and warrants to Purchaser as follows:

3.1 Organization and Qualification. Erigen is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Factor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Erigen is duly qualified or licensed as a foreign company and Factor is duly qualified or licensed as a foreign corporation, in each case, to transact business and is in good standing in each jurisdiction where the ownership or operation of the Purchased Assets makes such qualification or licensure necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Program Material Adverse Effect.

3.2 Authority. Each Seller has full company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions. The execution, delivery and performance by each Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by Sellers of the Contemplated Transactions have been duly and validly authorized by all necessary company action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Sellers will be a party will have been, duly executed and delivered by Sellers and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which a Seller will be a party will constitute, the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity, and governing specific performance, injunctive relief and other equitable remedies.

3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and the Ancillary Agreements does not, and the consummation of the Contemplated Transactions, will not, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to any payment obligation, consent or notice right, or a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under, (i) any provision of the Erigen Governing Documents or the Factor Governing Documents, (ii) any Specified Contract, or (iii) any Law or Order applicable to the Purchased Assets or Sellers’ operations thereof, except, with respect to clause (iii), as has not had and would not reasonably be expected to be material to the Programs. The execution and delivery of this Agreement and the Ancillary Agreements does not, and the consummation of the Contemplated Transactions will not result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets. There are no notices, consents, waivers or approvals of any Third Parties required in order for Sellers to consummate the Contemplated Transactions, other than those that have been obtained on or prior to the date hereof.

(b) Assuming the representations and warranties of Purchaser in this Agreement are true and correct, neither Seller nor any Affiliate is required to file or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Entity (i) in connection with the execution, delivery and performance by Sellers of this Agreement and each of the Ancillary Agreements to which the applicable Seller will be a party or the consummation of the Contemplated Transactions or (ii) in order to prevent the termination by such Governmental Entity of any right, privilege, license or qualification of or affecting the Purchased Assets upon the consummation of the Contemplated Transactions.

3.4 Title to Assets; Sufficiency of Assets.

(a) Sellers have good and valid title to the tangible Purchased Assets, free and clear of any Encumbrance (other than Permitted Encumbrances). The delivery to Purchaser of the Bill of Sale and Assignment and Assumption Agreement and other instruments of assignment, conveyance and transfer pursuant to this Agreement and the Ancillary Agreements will transfer to Purchaser good and valid title to or a valid leasehold interest in all of the Purchased Assets, free and clear of any Encumbrance other than Permitted Encumbrances.

(b) The Purchased Assets are sufficient for the Development of the Programs and the continued conduct of the Program Operations by Purchaser immediately after the Closing Date, each in substantially the same manner as currently contemplated to be conducted by Sellers. The Purchased Assets constitute all of the rights, property and assets Controlled by either Seller and necessary to conduct the Program Operations as currently contemplated to be conducted by Sellers.

(c) Except as set forth in Section 3.4(c) of the Seller Disclosure Schedules, Sellers do not own or lease any material real property related to, used or held for use in connection with the Purchased Assets.

(d) Except as set forth in Section 3.4(d) of the Seller Disclosure Schedules, Sellers do not own or lease any material personal property related to, used or held for use in connection with the Purchased Assets.

3.5 Compliance with Law; Permits.

(a) Sellers and their Affiliates are and, in the three years preceding the date of this Agreement, have been in compliance in all material respects with all Laws applicable to the ownership or use of the Purchased Assets. Neither Sellers nor, to Sellers’ Knowledge, any of either of its executive officers has received during the past three years preceding the date of this Agreement, nor, to the Sellers’ Knowledge, is there any basis for, (i) any written notice, order or Action from any Governmental Entity or (ii) notice of any Legal Proceeding from any Person, alleging that either Seller or any of its Affiliates is not in compliance in all material respects with any such Laws, nor have Sellers received in the last three years preceding the date of this Agreement any written notice of any Legal Proceeding alleging any failure to comply with any such Laws. To Sellers’ Knowledge, Sellers are not currently under investigation, audit or review by any Governmental Entity with respect to any alleged material violation of any such applicable Law. With respect to the ownership or use of the Purchased Assets, Sellers and, to Sellers’ Knowledge, each of their managers, directors and officers have not been excluded from, debarred, suspended, restricted or otherwise rendered ineligible for participation in any government healthcare program and are not currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs.

(b) There is no pending or, to Sellers’ Knowledge, threatened investigation by, any Governmental Entity alleging that any Seller or its Affiliates is not in compliance in all material respects with any Laws applicable to the ownership or use of the Purchased Assets.

(c) Sellers are in possession of all Permits, if any, necessary to own, lease and use the Purchased Assets in all material respects as currently conducted. Each Seller is and has been, for the past three years, in compliance in all material respects with all such material Permits. As of the date of this Agreement, no suspension, cancellation, modification, revocation or nonrenewal of any such material Permit is pending or, to Sellers’ Knowledge, threatened.

3.6 Absence of Changes. Except as set forth on Section 3.6 of the Seller Disclosure Schedule, since January 1, 2025, (a) Sellers have conducted the Program Operations in the ordinary course of business, (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Program Material Adverse Effect, and (c) Sellers have not undertaken any action that would require consent of Purchaser pursuant to Section 5.1.

3.7 Litigation. There are no, and in the past three years there have not been any (a) Legal Proceedings or (b) investigations by any Governmental Entity pending (or, to Sellers’ Knowledge, threatened in writing) against Sellers, any current or former director or officer of Sellers or, to Sellers’ Knowledge, against any employee or service provider of any Seller in such individual’s capacity as such, in each case (i) that are, or would reasonably be expected to be, individually or in the aggregate, material to Sellers, the Programs or the Purchased Assets or (ii) in any way affecting or arising out of the operation of the Programs or involving any of the Purchased Assets. There is no Action pending or, to Sellers’ Knowledge, threatened seeking to prevent, hinder, modify, delay or challenge the Contemplated Transactions. There is, and in the last three years has been, no outstanding Order, writ, judgment, injunction, decree, determination or award of, or pending or, to Sellers’ Knowledge, threatened investigation by, any Governmental Entity relating to the Purchased Assets or the Program Operations, the ownership or operation thereof or the Contemplated Transactions. Except as set forth in Section 3.7 of the Seller Disclosure Schedules, there is no Action by Sellers pending, or which any Seller intends to initiate, against any other Person in connection with the Purchased Assets.

3.8 Intellectual Property.

(a) Factor is the sole and exclusive owner of all rights, title and interest in and to the Intellectual Property that is licensed to Erigen under the A&R License and Collaboration Agreement, free and clear of all Encumbrances other than Permitted Encumbrances. Except as set forth in Section 3.8(a)(ii) of the Seller Disclosure Schedules, Erigen is the sole and exclusive licensee pursuant to valid and enforceable written licenses, sublicenses or agreements of any licensed Program IP (including, for the avoidance of doubt, under the Exclusive License and Collaboration Agreement dated July 18, 2025 between Novatim and Erigen), free and clear of all Encumbrances other than Permitted Encumbrances. The Program IP constitutes (i) all the Intellectual Property Controlled or otherwise owned by Sellers that is currently or presently proposed to be used or held for use with respect to the Programs and (ii) except as set forth in Section 3.8(f) of the Seller Disclosure Schedules, to Seller’s Knowledge, all Intellectual Property otherwise required for the conduct of business as currently proposed to be conducted with respect to the Programs. Neither Sellers nor any of their Affiliates has transferred ownership of, or granted any exclusive license of, or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of any Program IP to any other Person. Section 3.8(a)(i) of the Seller Disclosure Schedules lists all in-licensed Program IP, respectively, that is exclusively licensed to Erigen or any of its Affiliates that is registered or for which an application for registration has been submitted to any Governmental Entity along with (i) the name of the applicant or registrant and current owner; (ii) the jurisdiction of the application or registration; (iii) the application or registration number; and (iv) the filing date or issuance or registration date.

(b) Neither Seller nor any Affiliate has received any written communication from any Person challenging or threatening to challenge, nor is Factor or Erigen or any Affiliate a party to any pending and served proceeding or, to Sellers’ Knowledge, pending but not served proceeding or threatened proceeding, in which any Person is (i) contesting the right of Erigen to use, exercise, sell, license, transfer or dispose of any Program IP, or (ii) except as set forth in Section 3.8(b)(ii) of the Seller Disclosure Schedules, challenging the ownership, inventorship, registrability, validity or enforceability of any Program IP. Neither Seller nor any Affiliate is subject to any outstanding order, judgment, decree, stipulation, or settlement agreement restricting in any manner the licensing, assignment, transfer, use or conveyance of the Program IP by Erigen.

(c) Section 3.8(c) of the Seller Disclosure Schedules lists all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which any Third Party is granted (i) any right to make, have made, use, sell, have sold, offer for sale, import or otherwise distribute any product derived from the Programs, or to otherwise Exploit any Program IP, (ii) any covenant not to assert or to sue or other immunity from suit under or any other rights to, any Program IP, (iii) any ownership right or title, whether actual or contingent, to any Program IP, or (iv) any option or right of first refusal relating to any Program IP (collectively, “Outbound Licenses”).

(d) Section 3.8(d) of the Seller Disclosure Schedules lists all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which any Third Party grants to Seller (i) any right to make, have made, use, sell, have sold, offer for sale, import or otherwise distribute any product derived from the Programs, or to otherwise Exploit any Program IP, (ii) any covenant not to assert or sue or other immunity from suit under or any other rights to, any Intellectual Property claiming or covering the manufacture, use, sale, offer for sale, or import of the Program or any other Program IP, (iii) any ownership right or title, whether actual or contingent, to any Intellectual Property claiming or covering the manufacture, use, sale, offer for sale, or import of any product derived from the Programs, or any other Program IP, or (iv) an option or right of first refusal relating to any Intellectual Property claiming or covering the manufacture, use, sale, offer for sale, or import of any product derived from the Programs, or any other Program IP (collectively, “Inbound Licenses”).

(e) There are no rights to Intellectual Property, and there is no Know-How Controlled by either Seller or its respective Affiliates, that are necessary to the Program Operations, other than the Program IP. All previously due fees associated with maintaining any Program IP for which any Seller or any of its Affiliates is responsible for filing, prosecution or maintenance have been paid in full in a timely manner to the proper Governmental Entity. Upon the date of this Agreement and the Closing, all of the Program IP shall be available for use by Purchaser on terms and conditions identical to those under which Erigen owned or used the Program IP immediately prior to the date hereof or Closing, respectively. No Program IP is subject to any outstanding consent or Order restricting the use thereof.

(f) To Sellers’ Knowledge, neither Sellers’ nor their Affiliates’ practice of any Program IP has infringed, misappropriated, or otherwise violated any Intellectual Property rights of any Person. Except as set forth in Section 3.8(f) of the Seller Disclosure Schedules, to Sellers’ Knowledge, the presently proposed practice of any Program IP does not infringe or misappropriate any Intellectual Property rights of any Person. Neither Seller nor any Affiliate has received any written communication (i) alleging that the conduct of business or the practice of any Program or Program IP infringes or misappropriates the Intellectual Property rights of any Person, including via an unsolicited offer to take a license under the Intellectual Property rights of any Person, or (ii) notifying such Seller or its applicable Affiliate that the practice of any Program or Program IP requires a license to any Person’s Intellectual Property.

(g) Neither Seller nor any Affiliate has brought any Legal Proceeding alleging: (i) infringement or misappropriation of any Program IP, and, except as set forth in Section 3.8(g) of the Seller Disclosure Schedules, to Sellers’ Knowledge, there does not exist any fact which could reasonably form the basis for such Seller or its Affiliate to bring any Legal Proceeding alleging infringement or misappropriation of any Program IP; or (ii) breach of any Outbound License.

(h) Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements, nor the consummation of the Contemplated Transactions will (i) result in or give any other Person the right to cause a loss of, or Encumbrance, or material restriction on any Program IP; (ii) constitute a breach of any Inbound Licenses or Outbound Licenses; (iii) result in the grant, assignment or transfer to any other Person of any license or other rights or interests under any Program IP; or (iv) cause, or give rise to a right to cause, any material modification, cancellation, termination, suspension of, or acceleration of any Inbound License or Outbound License or any payment with respect thereto.

(i) Each Seller and their Affiliates has taken all commercially reasonable measures to protect the secrecy, confidentiality, and value of all Program Know-How that constitutes trade secrets under applicable Laws (including requiring all employees, consultants, and independent contractors to execute agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Program Know-How). To Sellers’ Knowledge, no Program Know-How has been used by, or disclosed to, any Third Party, except pursuant to and in compliance with customary confidentiality agreements, and there has not been a breach of any such confidentiality agreement by any party thereto.

(j) Except as otherwise set forth in Section 3.8(j) of the Seller Disclosure Schedules, each current or former employee, consultant, independent contractor or other agent of Sellers or their Affiliates or, to Sellers’ Knowledge, Novatim, that has at any time contributed to the invention, creation, conception, development, or maintenance of any Program IP has executed a valid and binding written agreement (i) expressly and presently assigning to Factor, Erigen or Novatim, as applicable, all rights, title and interest in and to any Program IP invented, created, conceived, developed, conceived or reduced to practice during the term of such employee’s employment or such consultant’s or independent contractor’s work related to the Program IP; and (ii) requiring each such employee, consultant, independent contractor or other agent to protect and preserve all confidential Program IP, including all Program Know-How.

(k) Neither Sellers nor any of their Affiliates has (i) received any funding from any Governmental Entity, university, college or other educational or non-profit institution or research center in connection with the creation or development of the Program IP, or (ii) used any facilities of a university, college, or other educational institution or research center in the creation or development of the Program IP. No current or former employee of Sellers (or any Affiliate) who was in any way involved in (or has in any way contributed to) the creation or development of the Program IP has performed services for any Governmental Entity, university, college or other educational or non-profit institution or research center during a period of time during which such employee was also performing services for Sellers that would result in any adverse claim or right relating to the Program IP. No Governmental Entity, university, college or other educational or non-profit institution or research center has any claim of right to ownership of or other liens, claims or interests with respect to the Program IP owned or purported to be owned by Erigen or, to Sellers’ Knowledge, otherwise Controlled by Erigen, other than Permitted Encumbrances.

(l) Except as otherwise set forth in Section 3.8(l) of the Seller Disclosure Schedule, Erigen has the exclusive right to use all data generated in the course of, or as a result of, any clinical trial or other testing in humans conducted by or on behalf of Seller in respect of any of the Programs, except for (i) non-exclusive research licenses granted in the ordinary course of business to a Third Party university or institution that generated such data for non-commercial, medical and academic purposes, or to Third Party service providers or vendors solely to enable the performance of services on Seller’s behalf, or (ii) data that constitutes or is included in the medical records of any individual.

3.9 Regulatory Compliance.

(a) During the past three years, Sellers and each applicable Affiliate has complied in all material respects with all applicable Information Privacy and Security Laws as it pertains to Clinical Data or the Regulatory Materials. Neither Sellers nor any of their Affiliates has received any written communication alleging any violation of applicable Information Privacy and Security Laws pertaining to the privacy and security of protected health information within the Clinical Data or the Regulatory Materials.

(b) All Authorizations required by applicable Laws for Sellers to conduct the Programs as currently conducted are current and in full force and effect. Sellers have made available to Purchaser true and complete copies of all material governmental correspondence (including copies of official notices, citations or decisions) in the files of Sellers relating to such Authorizations. Sellers have made available to Purchaser true and complete copies of all Regulatory Materials and any other material governmental correspondence in the files of Sellers or their Affiliates (including copies of official notices, citations or decisions).

(c) Section 3.9(c) the Disclosure Schedules sets forth a true, correct and complete list, with respect to the Programs, of: (i) each third party contract research organization (or its agents) or other provider of services (or its agents) engaged by or on behalf of Sellers to perform pre-clinical or clinical studies; and (ii) each supplier (or its agents) of material components and products engaged by or on behalf of Sellers.

(d) To the Sellers’ Knowledge, the conduct of the Program Operations is in compliance in all material respects with all applicable Information Privacy and Security Laws. To Sellers’ Knowledge, none of Sellers or any Affiliates, nor any of their respective owners, shareholders, partners, members, officers, directors, managers, employees or independent contractors, is under investigation by any Governmental Entity for a violation of any Information Privacy and Security Law with respect to the Programs, Clinical Data or the Regulatory Materials. To Sellers’ Knowledge, Sellers have not, in the past three years, (i) had a Breach of Unsecured Protected Health Information, as such terms are defined at 45 C.F.R. § 164.402, (ii) experienced an information security or privacy breach event that would require notification to an individual or Governmental Entity under comparable state Information Security and Privacy Laws, or (iii) received any written notices or complaints from any Person with respect to each of the foregoing.

(e) Each Seller is in compliance in all material respects with all healthcare Law to the extent applicable to the Program Operations, including any and all applicable fraud and abuse laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.) and the regulations promulgated pursuant to such statutes. Neither Sellers nor any of their Affiliates, nor any officer, director, manager, employee or other Representative of Sellers or any of their Affiliates, has made an untrue statement of a material fact or fraudulent statement to any Regulatory Authority with respect to the Programs, failed to disclose a material fact required to be disclosed to any Regulatory Authority or any other Governmental Entity with respect to the Programs, or committed an act, made a statement, or failed to make a statement with respect to the Programs, including with respect to any scientific data or information, that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for any Regulatory Authority or any other Governmental Entity to invoke the FDA policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991), or any similar policy.

(f) With respect to the ownership or use of the Purchased Assets, neither of the Sellers, nor any of their managers, directors, officers, or employees is currently, and at all times during the past three years they have not: (i) been a party to any corporate integrity agreements, monitoring agreements, consent decrees, Orders, or similar agreements with or imposed by any Governmental Entity in connection with any violation of healthcare Laws, nor is in the process of making, or evaluating a set of circumstances that may reasonably give rise to the making of, a voluntary disclosure pursuant to a government self-disclosure protocol or otherwise, or has been subject to any reporting obligations pursuant to any settlement agreement, or similar arrangement, with any Governmental Entity; (ii) been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder or any other fine or penalty by any other Governmental Entity in connection with the violation of any healthcare Laws; (iii) been charged with, convicted of or entered a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of any item or service under a government program or any other violation of healthcare Laws; (iv) to Sellers’ Knowledge, been a party or subject to any Action (including any qui tam action) alleging any violation of healthcare Laws; or (v) to Sellers’ Knowledge, received notice from any Governmental Entity (including any search warrant, subpoena, civil investigative demand or contact letter) that alleges any noncompliance with, or states that it is under investigation or inquiry with respect to, any healthcare Law that has not been resolved with no fine, penalty or liability or other finding of fault or admission of guilt by Seller or any Seller Affiliate.

3.10 Pre-Clinical and Clinical Trials. All pre-clinical and clinical trials relating to a Program conducted or sponsored by Seller or any of its Affiliates or, to Sellers’ Knowledge, Novatim are and were conducted in all material respects in compliance with all Laws and Authorizations applicable to such studies and trials, including the FDCA. Any human clinical trials conducted or sponsored by Seller or any of its Affiliates or, to Sellers’ Knowledge, Novatim that are intended to be submitted to Governmental Entities to support regulatory approval of the Programs have been and are being conducted in compliance in all material respects with applicable good clinical practice regulations and guidance, and all applicable Laws relating to protection of human subjects. Neither Sellers nor any of their Affiliates has received any written notices or correspondence from any Regulatory Authority requiring or threatening the termination, suspension or material modification of any pre-clinical or clinical trial relating to a Program. Neither Seller nor any Affiliate has received any written communication from any Person threatening any claim or lawsuit against Seller or any Affiliate arising from the administration of the Program to any Person in the course of any clinical trial conducted with respect to the Programs.

3.11 Taxes.

(a) Each Seller has paid all income Taxes and other material Taxes required to be paid by it related to the Purchased Assets (whether or not reported on any Tax Return).

(b) Each Seller has filed all income Tax returns and other material Tax returns that are required to be filed by it (taking into account any extensions of time to file) with respect to the Purchased Assets, and all such tax returns are true, correct and complete in all material respects and were prepared in material compliance with all applicable Law. Neither Factor nor Erigen is (nor has it been) the subject of, or otherwise involved with, any audit, litigation, examination or other proceeding conducted by any Governmental Entity with respect to any Taxes or Returns of Factor or Erigen, and no proposed adjustment, audit or administrative or judicial proceeding is pending or threatened in writing involving any Tax or Return of Factor or Erigen.

(c) Neither Factor nor Erigen (i) has waived any statute of limitations or agreed to any extension of time, in either case, with respect to an assessment or deficiency for a material amount of Taxes with respect to any Purchased Asset, which waiver or agreement will be in effect following the Closing and (ii) is liable for any material amount under any escheat or abandoned or unclaimed property Law.

(d) No written claim has ever been made by a Governmental Entity in a jurisdiction where either Seller does not file Returns or pay Taxes with respect to the Purchased Assets that Seller is, or may be, subject to taxation by such jurisdiction with respect to any of the Purchased Assets.

(e) None of the Assumed Liabilities is or includes (i) an obligation under any record retention, transfer pricing, closing, or other agreement or arrangement with any Governmental Entity that will impose any liability on Purchaser after the Closing or (ii) an obligation to pay the Taxes of any Person as a transferee or successor, by contract or otherwise, including an obligation under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law).

(f) There are no Encumbrances for Taxes (other than Encumbrances described in clause (a) of the definition of “Permitted Encumbrances”) upon any of the Purchased Assets, and none of the Purchased Assets is stock, a partnership interest or other equity interests for federal income Tax purposes.

(g) Erigen is properly classified as a C corporation for U.S. federal, state and local income Tax purposes.

3.12 Material Contracts.

(a) Section 3.12(a) of the Seller Disclosure Schedules sets forth a true and accurate list of each Contract in effect as of the date of this Agreement and to which Sellers or their Affiliates are a party, in the following categories (such Contracts, the “Material Contracts”):

(i) any Contract establishing a joint venture or collaboration, co-promotion or like arrangement, or involving a sharing with another Person of profits, losses, costs, royalties or milestone payments relating to the Purchased Assets;

(ii) any Contract with a clinical research organization for the conduct of clinical trials with respect to any Program (other than a trial which is complete or substantially complete at the relevant clinical sites as of the date of this Agreement);

(iii) any Contract containing covenants prohibiting or limiting the right to compete or engage with any Person or in any geographical area, or otherwise prohibiting or restricting Seller’s ability to conduct its business, in each case, with respect to the Programs and Purchased Assets;

(iv) any Contract containing any rights of first refusal, rights of first negotiation or similar obligations or restrictions, including such rights, obligations or restrictions which provide any right of first negotiation or refusal or similar right to purchase, lease, sublease, license, sublicense, use, possess or occupy any securities, assets (including Intellectual Property) or other interest with respect to the Programs and Purchased Assets, except non-exclusive rights or licenses of Intellectual Property granted by Sellers in the ordinary course of business consistent with past practice;

(v) any Contract providing for indemnification to or from any Person with respect to Liabilities relating to the Purchased Assets;

(vi) any Contract granting most favored nation or exclusive rights relating to any Program to any other Person;

(vii) any Contract under which Sellers or their Affiliates pay or receive royalty payments relating to any Program or any Program IP;

(viii) any Contract in settlement of any Legal Proceeding or other dispute relating to the Purchased Assets;

(ix) any Contract for the ongoing manufacture, testing, supply, distribution, labeling or storage of any active pharmaceutical ingredients and other raw materials for any product candidate associated with a Program;

(x) any Contract with a contract manufacturing organization or contract development and manufacturing organization with respect to any Program;

(xi) any Contract with any Governmental Entity with respect to any of the Purchased Assets; and

(xii) any other Contract evidencing Liabilities of Sellers or their Affiliates in respect of the Purchased Assets.

(b) Each Material Contract is a legal, valid, binding and enforceable agreement of Sellers or the applicable Affiliate, and will continue to be in full force and effect immediately following the Closing Date, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. As of the date of this Agreement, neither Sellers nor such Affiliate nor, to Sellers’ Knowledge, any other party to such Material Contract is in breach or violation of, or (with or without notice or lapse of time or both) default under, any Material Contract, nor since January 1, 2022 through the date of this Agreement, has Sellers or such Affiliate, as applicable, received any written claim of any such breach, violation or default. Sellers have delivered or made available to Purchaser true and complete copies of all Material Contracts, including any amendments thereto.

(c) Following the Closing, Purchaser will be permitted to exercise all of the rights of Erigen under the Specified Contracts to the same extent Erigen is permitted to exercise such rights immediately prior to the Closing without any payment of any additional amounts or consideration, other than as expressly set forth in the Specified Contracts.

3.13 Certain Liabilities. As of the date of this Agreement, neither Sellers nor any of their Affiliate have any material Liabilities relating to the Purchased Assets, other than (i) Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Agreements, (ii) Liabilities under or relating to the Specified Contracts, or (iii) Liabilities incurred in the ordinary course of business that are not required to be disclosed on a balance sheet in accordance with GAAP.

3.14 Solvency. Each Seller is solvent and currently and as of the Closing: (a) is able to pay its debts as they become due; (b) owns property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) has adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors of Sellers.

3.15 Inventory. As of the date of this Agreement and as of the Closing, neither Seller nor any Affiliate of any Seller possesses or controls any Inventory.

3.16 Affiliate Interests and Transactions. Except as set forth on Section 3.16 of the Seller Disclosure Schedules, no Related Party of any Seller: (i) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) used with the Purchased Assets or otherwise related to the Programs; (ii) owns or has owned, directly or indirectly, or has or has had any economic interest in any of the Purchased Assets; or (iii) has any other business dealings or a material financial interest in any transaction with any Seller involving any of the Purchased Assets, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms.

3.17 Brokers. Except as set forth on Section 3.17 of the Seller Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Factor or Erigen.

3.18 Environmental Matters.

(a) Each Seller is and has been in compliance in all material respects with all applicable Environmental Laws in connection with the ownership or use of the Purchased Assets. Neither Sellers nor any of their officers has received any written notice, communication or complaint from a Governmental Entity or any other Person alleging that a Seller has any liability under any such Environmental Law or is not in compliance with any such Environmental Law.

(b) There is no pending or, to Sellers’ Knowledge, threatened investigation by any Governmental Entity, nor any pending or, to Sellers’ Knowledge, threatened Action with respect to the Purchased Assets relating to Hazardous Substances or otherwise under any Environmental Law.

(c) Each Seller holds all Environmental Permits required to own or use the Purchased Assets, and is and has been in compliance therewith in all material respects. Neither the execution, delivery or performance of this Agreement nor the consummation of the Contemplated Transactions will (i) require any notice to or consent of any Governmental Entity or other Person pursuant to any applicable Environmental Law or Environmental Permit or (ii) subject any Environmental Permit held by any Seller to suspension, cancellation, modification, revocation or nonrenewal.

(d) For purposes of this Agreement:

(i) “Environmental Laws” means: any Laws of any Governmental Entity relating to (A) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment, health, safety or natural resources.

(ii) “Environmental Permits” means all Permits required under any Environmental Law.

(iii) “Hazardous Substances” means: (A) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) lead, polychlorinated biphenyls, perfluoroalkyl and polyfluoroalkyl substances, asbestos and radon; (E) any other pollutant or contaminant; and (F) any substance, material or waste regulated by any Governmental Entity pursuant to any Environmental Law.

(iv) “Release” has the meaning set forth in Section 101(22) of CERCLA (42 U.S.C. § 9601(22)), but not subject to the exceptions in Subsections (A) and (D) of 42 U.S.C. § 9601(22).

3.19 Reorganization Qualification. Neither Seller is aware of any fact or circumstance that would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a)(1)(C) of the Code. The Purchased Assets constitute substantially all of Erigen’s assets (as that term is interpreted for purposes of Section 368(a)(1)(C) of the Code). Sellers have not taken any action (and have no plans to take any such action) that would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except (x) as set forth in the corresponding sections or subsections of the Disclosure Schedules of Purchaser attached hereto (collectively “Purchaser Disclosure Schedules”); (y) as disclosed in the Purchaser SEC Documents filed with, or furnished to, the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (i) without giving effect to any amendment thereof filed with, or furnished to, the SEC on or after the date hereof and (ii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or (z) as affected by the Pre-Closing Financing, Purchaser hereby represents and warrants to Sellers as follows:

4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and as presently proposed to be conducted. Purchaser is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction where the ownership or operation of its assets makes such qualification or licensure necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser is not in violation of any of the provisions of the Purchaser Charter or its bylaws, each as amended to date.

4.2 Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions. The execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by Purchaser of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which Purchaser will be a party will have been, duly executed and delivered by Purchaser and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which Purchaser will be a party will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity, and governing specific performance, injunctive relief and other equitable remedies.

4.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and the Ancillary Agreements does not, and the consummation of the Contemplated Transactions, will not, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to any payment obligation, or a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under:

(i) any provision of the Purchaser Charter or the bylaws of Purchaser;

(ii) any material Contract to which Purchaser is a party; or

(iii) any Law or Order applicable to Purchaser.

(b) Other than as set forth in Section 4.7, Purchaser is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Entity in connection with the execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements to which it will be party or the consummation of the Contemplated Transactions.

4.4 Capitalization.

(a) The authorized capital stock of Purchaser as of the close of business on the Reference Date consisted of (i) 100,000,000 shares of Purchaser Common Stock, par value $0.001 per share, of which 4,440,161 shares have been issued and are outstanding as of the close of business on the Reference Date, and (ii) 5,000,000 shares of preferred stock of Purchaser, par value $0.001 per share, of which (A) 100,000 have been designated as Series A Participating Preferred Stock and (B) of which no shares have been issued and are outstanding as of the date of this Agreement. Purchaser does not hold any shares of its capital stock in its treasury.

(b) All of the outstanding shares of Purchaser Common Stock have been, and all such shares that may be issued upon the settlement of outstanding awards under Purchaser Equity Plans or Purchaser Warrants will be, when issued, duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Purchaser Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Purchaser Common Stock is subject to any right of first refusal in favor of Purchaser. There is no Purchaser Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Purchaser Common Stock. Purchaser is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Purchaser Common Stock or other securities.

(c) Except for the Purchaser Equity Plans, Purchaser does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the close of business on the Reference Date, 183,968 shares of Purchaser Common Stock remained available for future issuance under the Purchaser Equity Plans, 450,104 shares of Purchaser Common Stock are underlying outstanding awards under the

Purchaser Equity Plans, and 464 shares of Purchaser Common Stock to be issued upon exercise of Purchaser common stock warrants. From the close of business on the Reference Date through the date hereof, there have been no issuances of shares of Purchaser Common Stock or Purchaser Preferred Stock other than issuances of shares of Purchaser Common Stock pursuant to the exercise Purchaser Options outstanding as of the Reference Date.

(d) Except for the Purchaser Preferred Rights, Purchaser Options and Purchaser Warrants, there are no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Purchaser or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Purchaser or any of its Subsidiaries; or (iii) condition or circumstance that would be reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Purchaser or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Purchaser or any of its Subsidiaries.

4.5 SEC Filings; Financial Statements.

(a) All statements, reports, schedules, forms and other documents required to have been filed by Purchaser or its officers under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable and, as of the time they were filed, none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Purchaser SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 4.5, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Purchaser SEC Documents. To Purchaser’s Knowledge, none of the Purchaser SEC Documents is the subject of ongoing SEC review and Purchaser is not subject to any ongoing investigation by the SEC.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by the SEC on Form 10-Q under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of Purchaser and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of Purchaser and its consolidated Subsidiaries for the periods covered thereby. Other than as expressly disclosed in the Purchaser SEC Documents filed prior to the date hereof, there has been no material change in Purchaser’s accounting methods or principles that would be required to be disclosed in Purchaser’s financial statements in accordance with GAAP. Purchaser has no off-balance sheet arrangements that would be required to be, and are not, disclosed in the Purchaser SEC Documents. No financial statements other than those of Purchaser are required by GAAP to be included in the consolidated financial statements of Purchaser.

(c) Purchaser maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are made only in accordance with authorizations of management and the Purchaser Board and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Purchaser’s assets that could have a material effect on Purchaser’s financial statements. Purchaser has evaluated the effectiveness of Purchaser’s internal control over financial reporting as of December 31, 2024, and, to the extent required by applicable Law, presented in any applicable Purchaser SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation.

(d) Purchaser has disclosed, based on its most recent evaluation of internal control over financial reporting, to Purchaser’s auditors and audit committee (A) all significant deficiencies, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Purchaser’s ability to record, process, summarize and report financial information and (B) any fraud that involves management or other employees who have a significant role in Purchaser’s internal control over financial reporting. Purchaser has not identified, based on its most recent evaluation of internal control over financial reporting, any material weaknesses in the design or operation of Purchaser’s internal control over financial reporting.

(e) Purchaser maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by Purchaser in the periodic reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the required time periods, and that all such information is accumulated and communicated to Purchaser’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

(f) There is no action or proceeding pending or, to the Knowledge of Purchaser, threatened in writing against Purchaser by Nasdaq or the SEC with respect to any intention by such entity to deregister the Purchaser Common Stock or terminate the listing of Purchaser on Nasdaq.

Purchaser has not taken any action in an attempt to terminate the registration of the Purchaser Common Stock under the Exchange Act.

4.6 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.6 of the Purchaser Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Agreements, the performance of its covenants or agreements in this Agreement or any Ancillary Agreement or the consummation of the Contemplated Transactions, (c) set forth, disclosed or otherwise reserved against in the Purchaser SEC Documents, (d) that have arisen since the date of the most recent balance sheet included in the Purchaser SEC Documents in the ordinary course of business, or (e) that have not been, and would not reasonably be expected to be, individually or in the aggregate, material to Purchaser, Purchaser does not have any Liabilities.

4.7 Vote Required. The affirmative vote of a majority of the votes cast is the only vote of the holders of any class or series of Purchaser’s capital stock necessary to approve the proposals in Section 5.5(a)(i) (the “Required Purchaser Stockholder Vote”).

4.8 Valid Issuance. The shares of Purchaser Common Stock issuable as Closing Consideration in connection with the transactions contemplated by this Agreement, when issued as provided in and pursuant to the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

4.9 Affiliate Transactions. Except as described in the Purchaser SEC Documents, no Contract between Purchaser, on the one hand, and any Related Party of Purchaser, on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to Purchaser.

4.10 Brokers. Other than MTS Health Partners, L.P., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Purchaser.

4.11 Opinion of Financial Advisor. The Purchaser Board has received an opinion of MTS Securities, LLC to the effect that, as of the date of this Agreement, and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Closing Consideration is fair, from a financial point of view, to Purchaser. It is agreed and understood that such opinion is for the benefit of the Purchaser Board and may not be relied upon by Sellers.

4.12 Litigation. As of the date of this Agreement, there is no legal proceeding pending (or, to the knowledge of Purchaser, being threatened in writing) against Purchaser that (a) would, or would be reasonably likely to delay, restrain, prevent, enjoin or otherwise prohibit the execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements to which it will be a party or consummation of the Contemplated Transactions or (b) would, individually or in the aggregate, reasonably be expected to be material to Purchaser.

4.13 Reorganization Qualification. Assuming the accuracy of the representations and warranties in Section 3.19, Purchaser is not aware of any fact or circumstance that would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a)(1)(C) of the Code. Purchaser has not taken any action (and has no plans to take any such action) that would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

5. COVENANTS

5.1 Conduct of Program Operations Prior to the Closing. During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms and the Closing (the “Pre-Closing Period”), except as set forth on Section 5.1 of the Seller Disclosure Schedules, as required by applicable Law, or consented to by Purchaser in writing (such consent not to be unreasonably withheld, conditioned or delayed), each Seller shall use commercially reasonable efforts to conduct the Programs in the ordinary course of business consistent with past practices and to (i) preserve intact its material assets, properties, Contracts, and licenses and business organization relating to the Programs and Purchased Assets and to preserve satisfactory business relationships with licensors, licensees, lessors, vendors, Governmental Entities and others having material business dealings relating to the Programs or the Purchased Assets; (ii) maintain its books, accounts and records in accordance with past practice; (iii) pay the debts, Taxes and other Liabilities relating to the Programs and the Purchased Assets when due; and (iv) comply with all Law and Contracts applicable to the Programs and the Purchased Assets and the Assumed Liabilities in all material respects, including timely performing in all respects the obligations under each such Contract. In furtherance and not in limitation of the foregoing, during the Pre-Closing Period, neither Seller nor any Affiliate of Sellers shall do or propose to do, directly or indirectly, any of the following except as set forth on Section 5.1 of the Seller Disclosure Schedule or as required by applicable Law, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed):

(a) issue, sell, pledge, dispose of or otherwise subject to any Encumbrance (other than Permitted Encumbrances) any Purchased Assets or any Rights thereto;

(b) amend, waive, modify or consent to the termination of any Specified Contract, or amend, waive, modify or consent to the termination of any rights thereunder;

(c) amend or otherwise change (including by merger, consolidation, conversion or otherwise) the Erigen Governing Documents or the Factor Governing Documents to the extent such amendment or change would prevent, impede or delay the consummation of Contemplated Transactions or otherwise adversely affect the Programs, the Purchased Assets or the Assumed Liabilities;

(d) enter into any new Contract (i) that would reasonably be expected to have an adverse effect on the Programs or any of the Purchased Assets or the Assumed Liabilities; (ii) under which any Seller agrees to develop or create any technology, products or services for or primarily related to the Programs or establishes with any Third Party a joint venture, strategic relationship or partnership to develop or create any technology, products or services for or primarily related to the Programs; or (iii) pursuant to which any Person (other than Purchaser and its Affiliates) is granted, or that otherwise subjects any of Sellers, Purchaser or Purchaser’s Affiliates to, (1) any covenants or provisions restricting competition or prohibiting any of them from freely operating the Programs or otherwise restricting the conduct of the Programs or use of the Purchased Assets in any market, geographic area or other jurisdiction, (2) any “most favored nation” or “best pricing” terms or any type of exclusivity, special discount, right of first refusal, first notice or first negotiation with respect to any of the Purchased Assets or technology, products or services for or related to the Programs or (3) any license, sublicense, covenant not to sue, immunity or other right with respect to or under any of the Program IP;

(e) commence, negotiate, settle, pay, discharge or satisfy any Action or Legal Proceeding relating to, or which may impact, the Programs or any of the Purchased Assets or the Assumed Liabilities;

(f) permit the lapse of any existing policy of insurance relating to the Purchased Assets without the purchase of a substantially similar policy;

(g) close any facility, or terminate the operation thereof, used in the Program Operations;

(h) cancel, compromise, waive or release any material right or claim related to the Programs, Purchased Assets or the Assumed Liabilities;

(i) incur any liability that would constitute an Assumed Liability;

(j) become liable for any guarantee with respect to the Programs or Purchased Assets or incur any material Liabilities involving the Programs other than (i) in the ordinary course of business consistent with past practice in amounts and of a type consistent with recent historical experience or (ii) the monetary value of which with respect to any individual matter (or group or series of related matters) does not exceed $10,000;

(k) permit the lapse of any right relating to the Program IP;

(l) (i) make, revoke or change any Tax election or method of accounting with respect to Taxes, (ii) file any Tax Return (other than in the ordinary course of business and consistent with past practice and applicable Law) or amend any Tax Return, (iii) enter into any closing agreement, (iv) commence, settle or compromise any Tax claim or assessment, (v) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, (vi) grant any power of attorney with respect to Taxes, or (vii) enter into any Tax allocation, sharing, indemnity or similar agreement or arrangement; in each case to the extent such action could adversely affect Purchaser, or the Purchased Assets or increase the amount of any Assumed Liabilities; or

(m) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

5.2 Conduct of Purchaser’s Business Prior to the Closing. Except as set forth on Section 5.2 of the Purchaser Disclosure Schedules, as required by applicable Law, or consented to by Sellers in writing (which consent shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Purchaser shall use commercially reasonable efforts to conduct its business and operations in the ordinary course of business and in compliance in all material respects with all applicable Laws. In furtherance and not in limitation of the foregoing, during the Pre-Closing Period, neither Purchaser nor any of its Subsidiaries shall do or propose to do, directly or indirectly, any of the following except as set forth on Section 5.2 of the Purchaser Disclosure Schedules, as otherwise required or contemplated by this Agreement (including any actions in connection with the Pre-Closing Financing) or any Ancillary Agreement, or as required by applicable Law, without the prior written consent of Sellers (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for the issuance of the Purchaser Warrants, repurchases from terminated employees, directors or consultants of Purchaser or in connection with the payment of the exercise price or withholding Taxes incurred upon the exercise, settlement or vesting of any award or purchase rights granted under the Purchaser Equity Plans);

(b) sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing with respect to: (i) any capital stock or other security of Purchaser or any of its Subsidiaries (except for shares of Purchaser Common Stock issued upon the exercise of Purchaser Options); (ii) any option, warrant or right to acquire any capital stock or any other security; or (iii) any instrument convertible into or exchangeable for any capital stock or other security of Purchaser or any of its Subsidiaries;

(c) (i) accelerate the vesting schedule of or amend the terms of any outstanding Purchaser Options to extend the exercise period or the exercise price of any such Purchaser Option or (ii) permit the net settlement of any Purchaser Options in any manner in which cash of Purchaser is to be remitted or paid by Purchaser rather than the relevant holder of any such Purchaser Options;

(d) amend the Purchaser Charter or Purchaser’s bylaws, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(e) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(f) (i) lend money to any Person (except for the advancement of expenses to employees, directors and consultants in the ordinary course of business), (ii) incur or guarantee any indebtedness for borrowed money, (iii) guarantee any debt securities of others, (iv) make any capital expenditure in excess of $20,000, or (v) enter into or amend any Contract, purchase order or work order with any vendor, supplier or other service provider that will require payments by Purchaser in excess of $20,000, other than the payment of Transaction Expenses;

(g) other than as required by applicable Law or the terms of any Employee Plan as in effect on the date of this Agreement: (i) adopt, terminate, establish or enter into any Employee Plan; (ii) cause or permit any Employee Plan to be amended in any respect; (iii) increase the amount of the wages, salary, commissions, bonus compensation, severance, change of control benefits or equity compensation payable to any of its directors, officers, employees or consultants; or (iv) hire (other than for replacement purposes) or terminate (other than for cause) any officer, employee or consultant;

(h) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets or properties;

(i) (i) make, revoke or change any Tax election or method of accounting with respect to Taxes, (ii) file any Tax Return (other than in the ordinary course of business and consistent with past practice and applicable Law) or amend any Tax Return, (iii) enter into any closing agreement, (iv) commence, settle or compromise any Tax claim or assessment, (v) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, (vi) grant any power of attorney with respect to Taxes, or (vii) enter into any Tax allocation, sharing, indemnity or similar agreement or arrangement;

(j) other than as required by Law or GAAP, take any action to change accounting policies or procedures;

(k) permit the lapse of any existing policy of insurance without the purchase of a substantially similar policy;

(l) commence, negotiate, settle, pay, discharge or satisfy any Action or Legal Proceeding for an amount in excess of $20,000;

(m) enter into or amend a Contract that would reasonably be expected to (i) prevent or materially impede, interfere with, hinder or delay the consummation of the Contemplated Transactions or (ii) materially increase Purchaser’s Liabilities following Closing;

(n) delay or fail to repay when due any material obligation, including accounts payable and accrued expenses;

(o) forgive any loans by Purchaser to any Person, including its employees, officers, directors or Affiliates;

(p) enter into a new line of business or start to conduct a line of business in a new geographic area where it was not previously conducted;

(q) (i) materially change pricing or royalties or other payments set or charged by Purchaser or any of Subsidiaries to its customers or licensees or (ii) agree to materially change pricing or royalties or other payments set or charged by Persons who have licensed Intellectual Property to Purchaser or any of its Subsidiaries; or

(r) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

5.3 Access and Information.

(a) Subject to the terms of the Confidentiality Agreement, which the Parties agree will continue in full force following the date of this Agreement, during the Pre-Closing Period, upon reasonable notice, Purchaser, on the one hand, and Sellers, on the other hand (and solely with respect to the Purchased Assets), shall and shall use commercially reasonable efforts to cause such Party’s Representatives to: (i) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel, property and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries; (ii) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; (iii) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may reasonably deem necessary or appropriate; and (iv) make available to the other Party copies of unaudited financial statements, material operating and financial reports prepared for senior management or the board of directors of such Party, and any material notice, report or other document filed with or sent to or received from any Governmental Entity in connection with the Contemplated Transactions. Any investigation conducted by either Purchaser or Sellers pursuant to this Section 5.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party.

(b) Notwithstanding the foregoing, any Party may restrict the foregoing access to the extent that any Law applicable to such Party requires such Party to restrict or prohibit access to any such properties or information or may redact any of the foregoing documents or reports to the extent necessary to preserve the attorney-client privilege under any circumstances in which such privilege may be jeopardized by such access or the disclosure of such document or report.

5.4 Preparation of the Proxy Statement.

(a) As promptly as practicable, Purchaser shall at its sole cost and expense (and Sellers shall reasonably cooperate with Purchaser to) prepare a proxy statement (including the letter to stockholders, notice of meeting and form of proxy, and any other document incorporated or referenced therein, and, if deemed necessary by the SEC or the staff thereof, a registration statement on Form S-4, as each may be amended or supplemented and collectively, the “Proxy Statement”) to be filed by Purchaser with the SEC in connection with seeking the Required Purchaser Stockholder Vote and, if necessary, any matter with respect to the Pre-Closing Financing (including any amendment or supplement thereto) and cause such Proxy Statement to be filed and mailed to its stockholders as promptly as practicable following the clearance or confirmation of no review by the SEC staff; provided, that Sellers shall have promptly provided, and caused its Representatives to provide, to Purchaser and its Representatives all true, correct and complete information regarding the Purchased Assets, Sellers or any Affiliates that is required by Law to be included in the Proxy Statement or reasonably requested by Purchaser to be included in the Proxy Statement. Purchaser covenants and agrees that the Proxy Statement will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (other than with respect to the information supplied by or on behalf of Sellers or their Affiliates to Purchaser for inclusion in the Proxy Statement). Sellers covenant and agree that the information supplied by or on behalf of Sellers or their Affiliates to Purchaser for inclusion in the Proxy Statement (including any financial statements) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Purchaser makes no covenant, representation or warranty with respect to statements made in the Proxy Statement, if any, based on information provided by Sellers or their Affiliates or any of their Representatives for inclusion therein.

(b) Purchaser shall use its reasonable best efforts to cause the Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC and shall use commercially reasonable efforts to respond to all SEC comments as promptly as practicable after receipt. Sellers shall furnish all information as may be reasonably requested by Purchaser in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement will be made by Purchaser without providing Sellers with a reasonable opportunity to review and comment (which comments shall be reasonably considered by Purchaser and reflected to the extent reasonably requested by Sellers with respect to any disclosure concerning either Seller, the Programs and the Purchased Assets) thereon if reasonably practicable; provided that, without limiting the generality of this Section 5.4, with respect to documents filed by a Party which are incorporated by reference in the Proxy Statement, this right to review and comment shall apply only with respect to information relating to the other Party or such other Party’s business, financial condition or results of operations or this Agreement or the Contemplated Transactions. If, at any time prior to the Closing, any information relating to either Seller or Purchaser or any of their respective Affiliates, directors or officers, should be discovered by either Seller or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other Party to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to Purchaser’s stockholders. Subject to applicable Law, each Party shall notify the other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between either Party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement and Purchaser shall keep Sellers apprised of all substantive communications (including meetings and calls) with the SEC or its staff relating to any disclosure concerning Sellers, this Agreement or the Contemplated Transactions.

(c) Subject to the earlier termination of this Agreement in accordance with its terms, Purchaser shall (i) as promptly as reasonably practicable after the filing of the Proxy Statement with the SEC conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Stockholders Meeting and (ii) duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of seeking the Required Purchaser Stockholder Vote (as it may be adjourned or postponed as provided below, the “Stockholders

Meeting”) as soon as practicable after the date hereof (and, in any event, (x) mail or disseminate the Proxy Statement as promptly as reasonably practicable after the SEC indicates it has no further comments or informs Purchaser that it will not review the Proxy Statement and (y) hold the Stockholders Meeting as promptly as reasonably practicable and no later than the earlier of (A) sixty (60) days after such mailing or dissemination and (B) the End Date), and, subject to subject to Section 5.6(d), Purchaser shall include the Purchaser Board Recommendation in the Proxy Statement and shall use its reasonable best efforts (including the engagement of a proxy solicitor) to obtain the Required Purchaser Stockholder Vote. Purchaser shall engage a proxy solicitation firm to assist in the solicitation of proxies for the Stockholders Meeting.

(d) Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not adjourn or postpone the Stockholders Meeting without Factor’s prior written consent; provided, that without Factor’s prior written consent, Purchaser may adjourn or postpone the Stockholders Meeting on the date of the Stockholders Meeting, or a date preceding the date on which the Stockholders Meeting is scheduled, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Required Purchaser Stockholder Vote if Purchaser reasonably believes that (i) it is necessary to ensure that any supplement or amendment to the Proxy Statement required by Law is provided to the holders of Purchaser Common Stock within a reasonable amount of time in advance of the Stockholders Meeting, (ii) it will not receive proxies sufficient to obtain the Required Purchaser Stockholder Vote, whether or not a quorum would be present, or (iii) it will not have sufficient shares of Purchaser Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting, as long as the date of the Stockholders Meeting is not postponed or adjourned in the aggregate by more than sixty (60) calendar days and the Stockholders Meeting is held no later than the End Date and during any such adjournment or postponement Purchaser shall continue to use best efforts (including through its proxy solicitor) to solicit proxies for the Required Purchaser Stockholder Vote and shall provide Factor with regular updates regarding vote tallies and solicitation efforts.

5.5 Stockholders’ Meeting; Purchaser Stockholder Vote; Purchaser Board Recommendation.

(a) Promptly after the definitive Proxy Statement has been filed with the SEC, Purchaser shall use its reasonable best efforts and, in any event, take all action necessary under applicable Law and Nasdaq rules to call, give notice of and hold a meeting of the holders of Purchaser Capital Stock for the purpose of seeking approval of this Agreement and the Contemplated Transactions, including:

(i) (A) the issuance of Purchaser Common Stock that represent more than 20% of the shares of Purchaser Common Stock outstanding immediately prior to the Closing in connection with the Contemplated Transactions and (B) the change of control of Purchaser resulting from the Contemplated Transactions, in each case, pursuant to the Nasdaq rules;

(ii) the election of directors;

(iii) the approval of Purchaser’s say-on-pay advisory proposal;

(iv) the approval of Purchaser’s Rights Agreement;

(v) the amendment to the Amended and Restated 2023 Equity Incentive Plan to increase the share reserve; and

(vi) any other proposals that are necessary or advisable to consummate the Contemplated Transactions, or as otherwise may be agreed to between the Parties;

provided, that Purchaser shall not submit to its stockholders any other proposal that would reasonably be expected to impede, delay or prevent the approval of the Purchaser Stockholder Matters without either Seller’s prior written consent (the matters contemplated by Section 5.5(a)(i) are referred to as the “Purchaser Stockholder Matters”).

(b) Purchaser agrees that, subject to Section 5.6(d): (i) the Purchaser Board shall recommend that the holders of Purchaser Common Stock vote to approve the Purchaser Stockholder Matters (the recommendation of the Purchaser Board with respect to the Purchaser Stockholder Matters being referred to as the “Purchaser Board Recommendation”); (ii) the Proxy Statement shall include a statement to the effect that the Purchaser Board recommends that Purchaser’s stockholders vote to approve the Purchaser Stockholder Matters; (iii) (1) the Purchaser Board Recommendation shall not be withheld, amended, qualified, withdrawn or modified, (2) the Purchaser Board shall not publicly propose to withhold, amend, qualify, withdraw or modify the Purchaser Board Recommendation, (3) the Proxy Statement shall not fail to include a statement to the effect that the Purchaser Board recommends that Purchaser’s stockholders vote to approve the Purchaser Stockholder Matters, and (4) if any Acquisition Proposal is structured as a tender offer or exchange offer for the outstanding shares of Purchaser Common Stock and is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by either Seller or its Affiliates), the Purchaser Board shall not fail to recommend, within 10 business days after such commencement, against acceptance by Purchaser’s stockholders of such tender offer or exchange offer (the actions prohibited in the foregoing clause (iii), if taken, shall constitute, in each case, an “Adverse Recommendation Change”) and (iv) no resolution by the Purchaser Board or any committee thereof to withdraw or modify the Purchaser Board Recommendation or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed.

(c) Nothing contained in this Agreement shall prohibit Purchaser or the Purchaser Board from (i) complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, (ii) issuing a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act or (iii) otherwise making any disclosure to Purchaser’s stockholders; provided however, that, in the case of the foregoing clause (iii), the Purchaser Board determines in good faith, after consultation with its outside legal counsel, that failure to make such disclosure could be reasonably likely to be inconsistent with applicable Law, including its fiduciary duties under applicable Law; provided, further, that any such disclosure shall not, in and of itself, constitute or effect an Adverse Recommendation Change so long as any such disclosure (x) includes an express reaffirmation of the Purchaser Board Recommendation, without any amendment, withdrawal, alteration, modification or qualification thereof and (y) does not include any statement that constitutes an Adverse Recommendation Change.

5.6 Purchaser Non-Solicitation.

(a) Purchaser agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of their respective Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of, or inquiry with respect to, any Acquisition Proposal or take any action that would reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any non-public information regarding Purchaser or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or inquiry with respect thereto; (iii) engage or participate in discussions (other than to inform any Person of the existence of the provisions in this Section 5.6) or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.6(d)); (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than a confidentiality agreement permitted under this Section 5.6(a)); or (vi) publicly propose to do any of the foregoing; provided, however, that, notwithstanding anything contained in this Section 5.6 and subject to compliance with this Section 5.6, prior to obtaining the Required Purchaser Stockholder Vote, Purchaser and its Subsidiaries may furnish non-public information regarding Purchaser or any of its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to an unsolicited bona fide Acquisition Proposal by such Person, which the Purchaser Board determines in good faith, after consultation with Purchaser’s outside financial advisors and outside legal counsel, constitutes, or would be reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) none of Purchaser, any of its Subsidiaries or any of their respective Representatives shall have breached this Section 5.6, (B) the Purchaser Board concludes in good faith based on the advice of outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Purchaser Board under applicable Law; (C) Purchaser executes with such Person an Acceptable Confidentiality Agreement; and (D) substantially contemporaneously with furnishing any such non-public information to such Person, Purchaser furnishes such non-public information to either Seller (to the extent such information has not been previously furnished by Purchaser to either Seller). Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, any violation of the restrictions set forth in this Section 5.6(a) by (x) a director or officer of Purchaser or any of its Subsidiaries or (y) any other Representatives acting on behalf of Purchaser or any of its Subsidiaries shall be deemed to be a breach of this Section 5.6(a) by Purchaser.

(b) If Purchaser, any of its Subsidiaries or any of their respective Representatives receives an Acquisition Proposal at any time during the Pre-Closing Period, then Purchaser shall promptly (and in no event later than 24 hours after Purchaser becomes aware of such Acquisition Proposal) (i) advise Factor orally and in writing of such Acquisition Proposal, and (ii) furnish any written documentation and correspondence to or from Purchaser, any of its Subsidiaries or any of their respective Representatives. Purchaser shall keep Factor reasonably informed on a prompt basis with respect to the status and material terms of any such Acquisition Proposal and any material modification or proposed material modification thereto.

(c) Purchaser shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal that has not already been terminated as of the date of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to the approval of the Purchaser Stockholder Matters at the Stockholders’ Meeting by the Required Purchaser Stockholder Vote, if Purchaser has received a written Acquisition Proposal (which Acquisition Proposal did not arise out of a material breach of this Section 5.6) from any Person that has not been withdrawn and after consultation with outside legal counsel, the Purchaser Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, the Purchaser Board may make an Adverse Recommendation Change if and only if: (A) the Purchaser Board determines in good faith, after consultation with Purchaser’s outside legal counsel, that the failure to do so could be inconsistent with the fiduciary duties of the Purchaser Board to Purchaser’s stockholders under applicable Law; (B) Purchaser shall have given Factor prior written notice of its intention to consider making an Adverse Recommendation Change at least four Business Days prior to making any such Adverse Recommendation Change (a “Determination Notice”) (which notice shall not constitute an Adverse Recommendation Change); and (C) (1) Purchaser shall have provided to Factor a summary of the material terms and conditions of the Acquisition Proposal in accordance with Section 5.6(b), (2) Purchaser shall have given Factor three Business Days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal and shall have made its Representatives reasonably available to negotiate in good faith with Factor (to the extent Factor desires to negotiate) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by Factor, if any, after consultation with outside legal counsel, the Purchaser Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make an Adverse Recommendation Change could be inconsistent with the fiduciary duties of the Purchaser Board to Purchaser’s stockholders under applicable Law. For the avoidance of doubt, the provisions of this Section 5.6(d) shall also apply to any material change to the facts and circumstances relating to such Acquisition Proposal and require a new Determination Notice, except that the references to four Business Days shall be deemed to be two Business Days.

(e) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the approval of the Purchaser Stockholder Matters at the Stockholders’ Meeting by the Required Purchaser Stockholder Vote, other than in connection with an Acquisition Proposal, the Purchaser Board may make an Adverse Recommendation Change in response to a Purchaser Change in Circumstance, if and only if: (A) the Purchaser Board determines in good faith, after consultation with Purchaser’s outside legal counsel, that the failure to do so could be inconsistent with the fiduciary duties of the Purchaser Board to Purchaser’s stockholders under applicable Law; (B) Purchaser shall have given Factor a Determination Notice at least three Business Days prior to making any such Adverse Recommendation Change; and (C)(1) Purchaser shall have specified the Purchaser Change in Circumstance in reasonable detail, (2) Purchaser shall have given Factor four Business Days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal, and shall have made its Representatives reasonably available to negotiate in good faith with Factor (to the extent Factor desires to do so) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by Factor, if any, after consultation with outside legal counsel, the Purchaser Board shall have determined, in good faith, that the failure to make an Adverse Recommendation Change in response to such Purchaser Change in Circumstance could be inconsistent with the fiduciary duties of the Purchaser Board to Purchaser’s stockholders under applicable Law. For the avoidance of doubt, the provisions of this Section 5.6(e) shall also apply to any material change to the facts and circumstances relating to such Purchaser Change in Circumstance and require a new Determination Notice, except that the references to four Business Days shall be deemed to be two Business Days.

5.7 Sellers Non-Solicitation.

(a) Except as otherwise consented to by Purchaser, each Seller agrees that during the Pre-Closing Period, such Seller shall not, and shall take all action necessary to ensure that none of its Subsidiaries or any of their respective Representatives shall, and shall not authorize any of their respective Representatives to, directly or indirectly:

(i) solicit, initiate, or knowingly encourage, induce or facilitate any other proposals or offers from any Person relating to any direct or indirect acquisition or purchase of all or any portion of the Purchased Assets, whether effected by sale of assets, sale of stock, merger or otherwise, other than as expressly permitted by Section 5.1; or

(ii) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, knowingly facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Sellers immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted with respect to any of the foregoing that has not already been terminated as of the date of this Agreement.

(b) Sellers shall notify Purchaser promptly, but in any event within 24 hours, orally and in writing if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made. Any such notice to Purchaser shall indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of such proposal, offer, inquiry or other contact.

5.8 Confidentiality.

(a) The provisions of the Confidentiality Agreement are hereby ratified, confirmed and agreed to as though fully set forth herein and shall remain in effect until the Closing, at which point the Parties shall cause the Confidentiality Agreement to be amended and terminated to be of no further force or effect. In the event that this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall remain in full force and effect.

(b) From and after the Closing:

(i) all Confidential Information exclusively relating to the Programs or the Purchased Assets or related to or otherwise disclosed by Purchaser (or its Affiliates or Representatives) to any Seller, including with respect to its contractors, suppliers, vendors, licensors, licensees, distributors and similar third parties (“Purchaser Confidential Information”), shall be used by Sellers or their Affiliates solely as required to (A) perform its obligations or exercise or enforce its rights under this Agreement or any Ancillary Agreement or (B) comply with applicable Law (including in connection with any legal, regulatory, judicial or administrative process) (each of (A) and (B), a “Seller Permitted Purpose”), and for no other purpose. For a period of five years after the Closing Date, Sellers shall not disclose, or permit the disclosure of, any of the Purchaser Confidential Information to any Person except those Persons to whom such disclosure is necessary in connection with any Seller Permitted Purpose.

(ii) all Confidential Information exclusively relating to Sellers (or its Affiliates or representatives), including with respect to their contractors, suppliers, vendors, licensors, licensees, distributors and similar third parties (the “Seller Confidential Information”), shall be used by Purchaser solely as required to (A) perform its obligations or exercise or enforce its rights under this Agreement or any Ancillary Agreement, or (B) comply with applicable Law (including in connection with any legal, regulatory, judicial or administrative process) (each of (A) and (B), a “Purchaser Permitted Purpose”), and for no other purpose. For a period of five years after the Closing Date, Purchaser shall not disclose, or permit the disclosure of, any Seller Confidential Information to any Person except those Persons to whom such disclosure is necessary in connection with a Purchaser Permitted Purpose.

(iii) “Confidential Information” means (A) all information acquired by one Party from the other Party as part of the Contemplated Transactions, (B) all information disclosed, by one Party (or its representatives or Affiliates) to the other Party (or its representatives or Affiliates) (collectively, the “Receiving Party”) (x) in connection with this Agreement or any Ancillary Agreement or (y) under the Confidentiality Agreement, and (C) all memoranda, notes, analyses, compilations, studies and other materials prepared by or for the Receiving Party to the extent containing or reflecting the information in the preceding clause (A) or (B). Notwithstanding the foregoing, Confidential Information specific to clause (B) above shall not include information that, in each case as demonstrated by competent written documentation:

(1) was already known to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(2) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(3) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of this Agreement or the Confidentiality Agreement;

(4) is subsequently disclosed to the Receiving Party by a third party without obligations of confidentiality with respect thereto; or

(5) is subsequently independently discovered or developed by the Receiving Party without the aid, application or use of Disclosing Party’s Confidential Information.

5.9 Consents and Filings; Cooperation.

(a) The Parties shall (i) use commercially reasonable efforts to cause to be taken all actions necessary to consummate the transactions contemplated by this Agreement and each of the Ancillary Agreements and (ii) reasonably cooperate with the other Parties and provide the other Parties with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement. Without limiting the generality of the foregoing, each Party shall use reasonable best efforts to: (i) make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the transactions contemplated by this Agreement and each of the Ancillary Agreements, (ii) obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the transactions contemplated by this Agreement and each of the Ancillary Agreements or for such Specified Contract to remain in full force and effect, (iii) lift any injunction prohibiting, or any other legal bar to, the transactions contemplated by this Agreement and each of the Ancillary Agreements and (iv) satisfy the conditions precedent to the consummation of the transactions contemplated by this Agreement.

(b) If so required by the SEC or the staff thereof, Sellers, as applicable, shall (i) retain auditors to provide to Purchaser carveout financial statements of the applicable Seller in compliance with Regulation S-X under the Securities Act, as and when needed to (A) satisfy Purchaser’s reporting obligations, including the Proxy Statement, Form 8-K, Form 10-Q or Form 10-K (or any amendments thereto), in connection with the Contemplated Transactions, including audited, interim and pro forma statements as may be required in accordance with Regulation S-X or (B) satisfy the requirements of the Securities Act, including audited, interim and pro forma statements as may be required in accordance with Regulation S-X, in connection with the Purchaser’s preparation and filing of any registration statement on Form S-1 or Form S-3 for the sale or re-sale of securities issued in connection with the financing of the Contemplated Transactions, and (ii) use its reasonable best efforts to cause such auditors to consent to the inclusion of such financial statements of the applicable Seller in Purchaser’s filings, as appropriate, including by providing such auditors with a reasonable and customary representation letter in connection therewith.

5.10 Public Announcements. On and after the date hereof and through the Closing Date, the Parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Contemplated Transactions, and neither Party shall issue any press release or make any public statement with respect to this Agreement or the Contemplated Transactions prior to obtaining the other Party’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except that no such consent shall be required to the extent disclosure may be required under applicable Law, including applicable securities Laws, or the listing requirements of any exchange on which securities of such Party are listed or traded; provided, that the disclosing Party will, unless impracticable, promptly provide the other Party with written notice of such press release or public statement and consider any comments in good faith.

5.11 Securities Registration; Cooperation.

(a) Sellers and Purchaser shall take all reasonably necessary action on its part such that the issuance of shares of Purchaser Common Stock comprising the Closing Consideration pursuant to this Agreement is exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D or Section 4(a)(2) of the Securities Act. Each certificate or book entry representing shares of Purchaser Common Stock shall, until such time that such securities are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities applicable Law or otherwise, if any):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.”

(b) As promptly as reasonably practicable after the Closing Date (and in any event within thirty (30) days of the Closing Date), Purchaser shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 or such other form under the Securities Act that may then be available (the “Registration Statement”), with respect to the resale of the Purchaser Common Stock comprising the Closing Consideration (the “Registrable Securities”). Factor shall furnish all information reasonably requested by Purchaser and as shall be reasonably required in connection with the Registration Statement, including the plan of distribution to be included therein. Purchaser shall use reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as reasonably practicable. Purchaser shall use reasonable best efforts to keep the Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by Erigen or its equityholders (collectively, the “Holders”) of the Registrable Securities covered thereby until such time as (i) all Registrable Securities covered by the Registration Statement have been resold or (ii) the Registrable Securities may be resold by the Holders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 promulgated under the Securities Act.

(c) Purchaser shall promptly notify the Holders of the effectiveness of the Registration Statement and any supplement to the Registration Statement and shall furnish to the Holders, without charge, such number of copies of any related prospectus to be used in connection with the sale or disposition of the securities covered thereby.

(d) Purchaser will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Registration Statement or any related prospectus, as applicable, that, may be necessary to keep such Registration Statement effective as required by this Agreement and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby.

(e) Purchaser shall, in connection with the filing of the Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Securities under the securities or “blue sky” laws of such states as the Holders may reasonably request, and Purchaser shall use its best efforts to cause such filings to become effective in a timely manner; provided, however, that Purchaser shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state or subject itself to general taxation in any such jurisdiction or provide any undertakings that cause the Purchaser undue expense or burden.

(f) Factor and each Holder shall cooperate with Purchaser and use commercially reasonable efforts to furnish any information that is required to be included in the Form S-1. Factor and each Holder shall, upon request, furnish to Purchaser all information concerning itself, or its directors, officers and equityholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Purchaser to the SEC or the Nasdaq in connection with the issuance of the Closing Consideration and the Registration Statement. If at any time prior to the effectiveness of the Registration Statement, any information relating to the Holders, or any of their Affiliates, officers, directors or equityholders, should be discovered by Factor, the Holders or Purchaser that should be set forth in an amendment or supplement to the Registration Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, not misleading, the party that discovers such information shall as promptly as reasonably practicable notify the other party hereto and an appropriate amendment or supplement describing such information shall as promptly as reasonably practicable be prepared and filed with the SEC.

(g) Purchaser shall pay all expenses incurred by it in complying with its obligations under this Section 5.11, including registration and filing fees, listing fees, printing expenses, messenger and delivery expenses, and fees and expenses of Purchaser’s counsel and accountant. Each Holder shall pay all expenses incurred by such Holder in connection with the disposition of its Registrable Securities, including any broker’s fees or commissions, selling expenses, messenger and delivery expenses, and fees and expenses of any counsel retained by such Holder.

5.12 Post-Closing Governance Matters. The Parties shall take all necessary action so that Matt Angel, Ph.D. is appointed as the President and Chief Executive Officer and a Class I director of Purchaser, effective immediately after the Closing, and that the Purchaser Board is comprised of five members, including Dr. Angel, subject to any increase necessary to maintain the listing of the Purchaser Common Stock on Nasdaq post-Closing, with such increase and any director nominee to fill the vacancy created by such increase to be agreed upon by Dr. Angel (not to be unreasonably withheld, conditioned or delayed).

5.13 Purchaser Warrants. Each holder of Purchaser Common Stock as of a record date prior to Closing shall be entitled to receive a warrant to purchase one share of Purchaser Common Stock, to be issued by Purchaser in accordance with the terms and conditions of the Warrant Agreement and Purchaser Warrant, for each share of Purchaser Common Stock held by such holder as of such record date.

5.14 Indemnification of Officers and Directors.

(a) From the Closing Date through the sixth anniversary of the Closing Date, Purchaser shall indemnify and hold harmless each individual who, at or prior to the Closing, was a director or officer of Purchaser (the “D&O Indemnified Parties”), against all claims, losses, Liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Purchaser, whether asserted or claimed prior to, at or after the Closing, in each case, to the fullest extent permitted under the DGCL. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from Purchaser, jointly and severally, upon receipt by Purchaser from the D&O Indemnified Party of a request therefor.

(b) The provisions of the Purchaser Charter and Purchaser’s bylaws with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Purchaser that are presently set forth in the Purchaser Charter and Purchaser’s bylaws shall not be amended, modified or repealed for a period of six years from the Closing in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Closing, were officers or directors of Purchaser, unless such modification is required by applicable Law.

(c) From and after the Closing, Purchaser shall fulfill and honor in all respects the obligations to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Purchaser Charter and Purchaser’s bylaws and pursuant to any indemnification agreements between Purchaser and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Closing.

(d) Purchaser shall, effective as of the Closing (or prior thereto), procure through a nationally recognized broker a fully prepaid six-year “run-off” tail policy (the “D&O Tail”) under Purchaser’s existing D&O insurance policy for the benefit of the D&O Indemnified Parties who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Closing in their capacities as directors and officers of Purchaser (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy and subject to reasonable advance consultation with Factor. Purchaser shall maintain the D&O Tail in full force and effect until the sixth anniversary of the Closing Date, and continue to honor the obligations thereunder.

(e) The provisions of this Section 5.14 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Purchaser by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(f) In the event Purchaser or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Purchaser shall succeed to the obligations set forth in this Section 5.14.

(g) Purchaser acknowledges and agrees that neither Sellers nor any of their Affiliates shall have any obligation under this Section 5.14 to indemnify, reimburse or otherwise fund any premiums, retentions, deductibles, defense costs, judgments, settlements or other losses relating to the D&O Tail or any other claim covered (or alleged to be covered) by this Section 5.14.

5.15 Notification of Certain Matters. Each Party shall give prompt written notice to the other Party of (a) the occurrence or non-occurrence of any change, condition or event, the occurrence or non-occurrence of which would cause a breach of a representation or warranty or covenant of such notifying Party contained in this Agreement, which breach would cause, in the case that either Seller is such notified Party, any of the conditions to the obligations of Sellers to consummate the Contemplated Transactions set forth in Section 7.1 or Section 7.2, or in the case that Purchaser is such notified Party, any of the conditions to the obligations of Purchaser to consummate the Contemplated Transactions set forth in Section 7.1 or Section 7.3, not to be satisfied, or (b) any written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the Contemplated Transactions or (c) any Action pending or, to Sellers’ Knowledge or Purchaser’s knowledge, as applicable, threatened in writing against a Party or the Parties relating to the Contemplated Transactions. The failure to deliver such notice shall not be deemed a breach of a covenant for the purposes of Section 7.

5.16 Wrong Pockets. After the Closing, (a) if either Party determines that any asset that is not a Purchased Asset or any Excluded Liability is transferred by Sellers or any Affiliate to Purchaser or its Affiliates, such asset or Excluded Liability shall be promptly transferred back to the applicable Seller (or one of its Affiliates designated by Seller) without the payment of any additional consideration and (b) if either Party determines that any Purchased Asset or any Assumed Liability is held by either Seller or any Affiliate, such Purchased Asset or Assumed Liability shall be promptly transferred to Purchaser (or one of its Affiliates designated by Purchaser) without the payment of any additional consideration.

5.17 No Transfer of Employees. Unless the Parties otherwise agrees in writing, the Contemplated Transactions shall not in any way impact or affect the employment or similar service provider relationships between Sellers and each of their employees, contractors and other service providers. Each Seller shall be solely responsible, and Purchaser shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employees, contractors or other service providers of Sellers or any Affiliates (other than pursuant to the Employment Agreement), including hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay, and the satisfaction of all claims for medical.

5.18 Transaction Litigation. During the Pre-Closing Period, Purchaser, on the one hand, and Sellers, on the other hand, shall each notify the other promptly after learning of any shareholder demand or other Action or Legal Proceeding brought by a shareholder, whether or not before any Governmental Entity (including derivative claims), relating to this Agreement, or any of the transactions contemplated hereby (collectively, “Transaction Litigation”), commenced against (a) in the case of Purchaser, Purchaser, any of Purchaser’s Affiliates or any of their respective directors or officers (in their capacity as such), or (b) in the case of Sellers, Sellers, any of their Affiliates or any of their respective managers, directors or officers (in their capacity as such). Purchaser and Sellers shall each (i) keep the other party reasonably informed regarding any Transaction Litigation, (ii) give the other party the opportunity to, at such other party’s own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other party in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (iv) reasonably cooperate with each other with respect to any Transaction Litigation; provided, however, that in no event shall (x) Sellers, any of Sellers’ Affiliates or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) or (y) Purchaser, any of Purchaser’s Affiliates or any of their respective Representatives settle or compromise any Transaction Litigation without Factor’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

5.19 No Challenge to Adequacy of Consideration. Each Party covenants and agrees that neither it nor any of its Affiliates, Representatives, successors or assigns shall assert or support any claim, in any Legal Proceeding or otherwise, that the Closing Consideration in exchange for the Purchased Assets and other consideration provided under this Agreement were not fair market value, were inadequate or constituted less than reasonably equivalent value. Each Party further agrees that it will not seek to unwind, rescind, or challenge the validity of this Agreement on the basis of any such assertion.

5.20 Nasdaq Listing. Purchaser shall use its reasonable best efforts to (a) maintain the listing of the Purchaser Common Stock on Nasdaq until the Closing Date; (b) prepare and submit to Nasdaq all forms and supporting documentation as required by Nasdaq, including a Notification Form: Listing of Additional Shares, for the listing of the Purchaser Common Stock and the shares of Common Stock issuable upon exercise of the Purchaser Warrants, and Nasdaq shall have raised no objection to such notices and the transactions contemplated hereby; and (c) prepare and submit to Nasdaq a listing application covering the Purchaser Warrants and, if required under Nasdaq rules and regulations, the Purchaser Common Stock. The Parties will use commercially reasonable efforts to coordinate with respect to compliance with Nasdaq rules and regulations. Each of the Sellers will cooperate as reasonably requested by Purchaser with respect to any listing application and promptly furnish to Purchaser all information concerning itself and its equityholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.20.

5.21 Pre-Closing Financing Cooperation. Each of the Sellers shall cooperate with Purchaser and provide Purchaser with such assistance as may be reasonably requested for the purpose of facilitating the timely consummation of the Pre-Closing Financing and performance by each Party of its respective obligations under this Agreement and the Ancillary Agreements with respect to the Pre-Closing Financing.

6. TAX MATTERS

6.1 Transfer Taxes. Purchaser and Factor shall each bear 50% of sales, value added, transfer, stamp, registration, documentary, real property, personal property or similar Taxes incurred as a result of the Contemplated Transactions and imposed on Erigen or Purchaser (“Transfer Taxes”). For the avoidance of doubt, “Transfer Taxes” shall not include any Taxes based on income or any withholding Taxes. The Party customarily responsible under applicable Law shall file all related Returns, and the non-preparing Party shall cooperate in duly and properly preparing, executing, and filing any certificates or other documents required to be filed in connection with such Transfer Taxes.

6.2 Liquidation. Within ten (10) Business Days of the Closing Date, Erigen shall effect the Erigen Liquidation and promptly provide to Purchaser evidence thereof reasonably acceptable by Purchaser.

6.3 Straddle Periods. All real property Taxes, person property Taxes and similar ad valorem Taxes levied with respect to the Purchased Assets for a Straddle Period shall be apportioned between Erigen and the Purchaser as of the Closing based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Erigen shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. All other Taxes (including, but not limited to, income, payroll, withholding, gross receipts, and sales Tax) imposed or levied with respect to the Purchased Assets for a Straddle Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and Erigen shall be liable for the portion of such Straddle Period that that ends on (and includes) the Closing Date.

6.4 Later Imposed Withholding. In the event that Purchaser does not withhold Taxes from a payment to Erigen under this Agreement, and a Governmental Entity asserts in writing that such payment was subject to withholding Taxes, Erigen agrees to indemnify Purchaser for any withholding Taxes imposed on Purchaser with respect to such payments, together with any penalties and interest imposed in connection therewith (collectively “Later Imposed Withholding”). At Purchaser’s election, (a) Purchaser may offset the amount of such Later Imposed Withholding from future payments due to Erigen under this Agreement, or (b) Erigen shall pay the amount of such Later Imposed Withholding to Purchaser promptly upon request. Promptly following Purchaser withholding any Later Imposed Withholding or Erigen remitting any Later Imposed Withholding to Purchaser, Purchaser will (i) pay to the relevant Governmental Entity the amount of such Later Imposed Withholding; and (ii) provide evidence of such payment to Erigen on a reasonable and timely basis.

6.5 Tax Cooperation. In connection with the preparation and filing of Tax Returns, or the preparation for or defense against any audits, examinations or any other proceedings relating to Taxes with respect to the Purchased Assets, the Parties will cooperate on a reasonable basis with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required and in such manner as not to interfere unreasonably with the conduct of the businesses of the Purchaser or Erigen), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns and the conduct of such audits, examinations or other proceedings.

6.6 Tax-Free Reorganization. The Parties intend that the transactions contemplated by this Agreement shall constitute a “reorganization” within the meaning of Section 368(a)(1)(C) of the Code, and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulations promulgated under Section 368 of the Code (the “Intended Tax Treatment”). Each of Purchaser and Erigen and their respective Affiliates shall (a) use commercially reasonable efforts to cause the transactions contemplated by this Agreement to qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code, (b) unless (i) otherwise required by applicable Law, (ii) Erigen breaches the representations and warranties set forth in Sections 3.11(g) or 3.19 or (iii) Erigen fails to effect the Erigen Liquidation, report the transactions consistently with the Intended Tax Treatment for all U.S. federal income tax purposes, and (c) not take any action, or fail to take any action, that would reasonably be expected to cause such treatment not to apply. Notwithstanding anything in this Agreement to the contrary, Purchaser makes no representations or warranties to Sellers regarding the Tax treatment of the transactions contemplated by this Agreement, or any of the Tax consequences to Sellers or any equityholder of Sellers of this Agreement, the Contemplated Transactions or any of the other transactions or agreements contemplated hereby. Each Seller acknowledges that such Seller is relying solely on its own Tax advisors in connection with this Agreement and the transactions and agreements contemplated hereby.

7. CONDITIONS TO CLOSING

7.1 Mutual Conditions. The respective obligations of Purchaser and Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by either Party in its sole discretion (provided, that such waiver shall only be effective as to the obligations of such Party):

(a) No Injunction or Prohibition. There shall not have been issued by any court of competent jurisdiction and remain in effect any Order, (temporary, preliminary or permanent) preventing the consummation of the Contemplated Transactions, nor shall any applicable Law or Order promulgated, entered, enforced, enacted, issued or deemed applicable to the Contemplated Transactions by any Governmental Entity be in effect which, directly or indirectly, prohibits or makes illegal the consummation of the Contemplated Transactions.

(b) Purchaser Stockholder Approval. Purchaser shall have obtained the Required Purchaser Stockholder Vote.

(c) Pre-Closing Financing. The Pre-Closing Financing shall have been consummated, or shall be consummated simultaneously with the Closing, and Purchaser shall have received, or will receive at the Closing, at least $5,000,000 in connection with the consummation thereof.

(d) Nasdaq Listing. The shares of Purchaser Common Stock and Purchaser Warrants to be issued in connection with the Contemplated Transactions pursuant to this Agreement shall have been approved for listing and/or Nasdaq has raised no objection to the listing (subject to official notice of issuance) on Nasdaq as of the Closing.

7.2 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Factor in its sole discretion:

(a) Representations and Warranties. (i) The representations and warranties (other than Purchaser Fundamental Representations) of Purchaser contained in this Agreement shall be true and correct when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a Purchaser Material Adverse Effect, and (ii) the Purchaser Fundamental Representations contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects as of such specified date (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

(b) Performance of Covenants. Purchaser shall have materially performed all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed by Purchaser prior to or at the Closing.

(c) No Purchaser Material Adverse Effect. Since the date of this Agreement, no Purchaser Material Adverse Effect shall have occurred and be continuing.

(d) Closing Certificate. Sellers shall have received from Purchaser a certificate to the effect set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c), signed by an executive officer thereof.

(e) Deliveries. Sellers shall have received an executed copy of each of the documents listed in Section 2.6(c).

(f) CEO Appointment. Purchaser shall have appointed Matt Angel, Ph.D. as the President and Chief Executive Officer of Purchaser effective as of the Closing, and Purchaser and Dr. Angel shall have entered into an employment agreement in the form attached hereto as Exhibit B (the “Employment Agreement”), which shall be in full force and effect and shall not have been revoked, rescinded or otherwise terminated by Purchaser as of the Closing.

7.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Purchaser in its sole discretion:

(a) Representations and Warranties. (i) The representations and warranties (other than Seller Fundamental Representations) of Sellers contained in this Agreement shall be true and correct when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a Program Material Adverse Effect, and (ii)

the Seller Fundamental Representations contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects as of such specified date (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

(b) Performance of Covenants. Each Seller shall have materially performed all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed by such Seller prior to or at the Closing.

(c) No Program Material Adverse Effect. Since the date of this Agreement, no Program Material Adverse Effect shall have occurred and be continuing.

(d) Closing Certificate. Purchaser shall have received a certificate to the effect set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c), signed by an executive officer of Factor.

(e) Deliveries. Purchaser shall have received an executed copy of each of the documents listed in Section 2.6(d).

(f) Post-Closing Financing. The Commitment Letter shall be in full force and effect and shall not have been revoked by any party thereto as of the Closing.

(g) Purchaser Warrants. The Purchaser Warrants shall have been issued.

(h) Lock-Up Agreement. Purchaser shall have received the Lock-Up Agreement duly executed by Erigen, which shall be in full force and effect and shall not have been revoked by Erigen.

8. INDEMNIFICATION

8.1 Survival.

(a) All of the representations, warranties and covenants of Sellers and Purchaser set forth in this Agreement shall terminate and expire at the Closing; provided, that (i) the Seller Fundamental Representations contained in Sections 3.4(b) (Sufficiency of Assets) and 3.8 (Intellectual Property) shall survive until 11:59 pm Pacific Time on the date that is three years following the Closing Date, (ii) all other Seller Fundamental Representations shall survive until 11:59 pm Pacific Time on the date that is five years following the Closing Date, and (iii) any covenants of Sellers that are due to be performed (x) at or prior to Closing shall survive until 11:59 pm Pacific Time on the date that is fifteen (15) months following the Closing Date and (y) after the Closing shall continue in effect and expire in accordance with their respective terms.

(b) If the Closing occurs, Sellers shall not have any liability for Losses unless a good faith written notice of a bona fide claim for indemnification pursuant to this Section 8 (a “Claim Notice”) is given by the Indemnified Party to Sellers prior to the expiration of the survival period for such representation, warranty, covenant or agreement, in which case such representation, warranty, covenant or agreement shall survive as to such claim until such claim has been finally resolved, without the requirement of commencing any Action in order to extend such survival period or preserve such claim.

(c) It is the express intent of the Parties that, if the applicable survival period for an item as contemplated by this Section 8 is shorter than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened survival period contemplated by this Agreement. The Parties further acknowledge that the time periods set forth in this Section 8.1 for the assertion of claims under this Agreement are the result of arms-length negotiation among the Parties and that they intend for the time periods to be enforced as agreed by and among the Parties. The period of time prescribed for the commencement of any Action directly or indirectly based upon the representations and warranties of Sellers set forth in this Agreement, regardless of the nature of the claims or causes of action alleged therein, and regardless of whether under this Agreement or otherwise, shall expire on the applicable expiration date if a Claim Notice with respect thereto has not properly been given and in no event shall any such Action be brought after such date.

8.2 Indemnification.

(a) Sellers shall, on a joint and several basis, defend, indemnify and hold harmless Purchaser and its Affiliates and their respective Representatives, successors and assigns (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) from and against any and all Losses actually incurred by any Indemnified Party as a result of or arising out of:

(i) any breach of any Seller Fundamental Representation as of the date of this Agreement or as of the Closing Date (except to the extent expressly made as of an earlier date, in which case any breach of such representations and warranties as of such earlier date);

(ii) any breach of any covenant of Sellers contained in this Agreement that is due to be performed at or prior to Closing; and

(iii) any Excluded Liabilities.

8.3 Procedures.

(a) In respect of a claim arising out of or involving a Loss by any Person against an Indemnified Party (such claim a “Third Party Claim”), such Indemnified Party shall deliver a Claim Notice in respect thereof to Seller (the “Indemnifying Party”) with reasonable promptness after receipt by the Indemnified Party of notice of the Third Party Claim, and shall provide the Indemnifying Party with (i) the specific subsection of Section 8.2 upon which the Indemnified Party is basing its claim and, if applicable, the representation and warranty or covenant alleged to have been breached by the Indemnifying Party; (ii) a reasonably detailed description of the facts and circumstances giving rise to the claim to the extent that such information is available to the Indemnified Party; and (iii) to the extent estimable, a good faith estimate of the total amount of, the Losses actually incurred or expected to be incurred by the Indemnified Party with respect to such claim. The failure to timely deliver a Claim Notice, however, shall not release the

Indemnifying Party from any of its obligations under this Section 8 except to the extent that the Indemnifying Party is materially prejudiced by such failure. The existence of any Third Party Claim shall not create a presumption of any indemnification obligation of any party to this Agreement or any breach of any representations, warranties or covenants set forth in this Agreement or any Ancillary Agreement.

(b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 30 days of receipt of a Claim Notice from the Indemnified Party in respect of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 8.3(b), the Indemnified Party shall have the sole right to assume the defense of such Third Party Claim; provided, however, that any settlement of such Third Party Claim entered into by the Indemnified Party without the Indemnifying Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed) shall not be determinative of the existence or amount of any indemnifiable Losses. The party not controlling the defense of the Third Party Claim shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such party unless, in the opinion of outside counsel to the Indemnified Party, it is advisable for the Indemnified Party to be represented by separate counsel due to actual or potential conflicts of interest, in which case the Indemnified Party shall have the right to employ counsel to represent it and in that event the reasonable documented out-of-pocket fees and expenses of such separate counsel shall be paid by the Indemnifying Party.

(c) The party not controlling the Third Party Claim (the “Non-Controlling Party”) shall reasonably cooperate with the party controlling the Third Party Claim (the “Controlling Party”) in such defense and make available to the Controlling Party all witnesses, pertinent records, materials and information in the Non-Controlling Party’s possession or under the Non-Controlling Party’s control relating thereto as is reasonably required by the Controlling Party; provided, however, that such actions and cooperation by the Non-Controlling Party will not unduly disrupt the operations of the Non-Controlling Party’s business or cause the Non-Controlling Party to waive any statutory or common law privileges, breach any confidentiality obligations owed to Third Parties or otherwise cause any confidential information of the Non-Controlling Party to become public. The Controlling Party shall not, without the prior written consent of the Non-Controlling Party (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim; provided, however, that, if an Indemnifying Party is proposing to enter into any settlement or compromise or consent to the entry of any monetary judgment with respect to such Third Party Claims, such consent of Indemnified Party shall not be required if (i) the Indemnifying Party agrees to pay or cause to be paid any amounts payable pursuant to such settlement, compromise or judgment (net of applicable baskets and deductibles set forth in Section 8.4) and such settlement, compromise or judgment includes no admission of liability by or other obligation on the part of the Indemnified Party, and (ii) such settlement, compromise or judgment includes no finding or admission of liability by or other obligation or equitable remedies on the part of the Indemnified Party with respect to such Third Party Claim, and (iii) such claim, settlement, compromise or judgment includes an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim.

(d) An Indemnified Party seeking indemnification in respect of, arising out of or involving a Loss that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party (a “Direct Claim”) shall deliver a Claim Notice in respect thereof to the Indemnifying Party with reasonable promptness, and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to timely deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Section 8 except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters, including providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters; provided, however, that such actions and cooperation by the Non-Controlling Party will not unduly disrupt the operations of the Non-Controlling Party’s business or cause the Non-Controlling Party to waive any statutory or common law privileges, breach any confidentiality obligations owed to Third Parties or otherwise cause any confidential information of the Non-Controlling Party to become public. If the Indemnifying Party does not notify the Indemnified Party within 15 days following its receipt of a Claim Notice in respect of a Direct Claim that the Indemnifying Party disputes its liability to the Indemnified Party hereunder, such Direct Claim specified by the Indemnified Party in such Claim Notice shall be conclusively deemed a liability of the Indemnifying Party hereunder and the Indemnifying Party shall indemnify the Indemnified Party for such Losses (or, in the case of any notice in which the Losses (or any portion thereof) are estimated, the amount of such Losses (or such portion thereof) as finally determined) subject to the limitations of this Section 8. If the Indemnifying Party agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party shall indemnify the Indemnified Party for such Losses (or, in the case of any notice in which the Losses (or any portion thereof) are estimated, the amount of such Losses (or such portion thereof) as finally determined) subject to the limitations of this Section 8, without prejudice to or waiver of the Indemnified Party’s claim for the difference. If the Indemnifying Party contests the payment of all or part of the claimed amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 30 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to seek remedies in accordance with the provisions of Section 10.10.

(e) A Claim Notice shall, with respect to Third Party Claims, include copies of material communications and documentation, any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, bill or other document evidencing or asserting the same.

(f) To the extent the Indemnifying Party makes or is required to make any indemnification payment to the Indemnified Party, the Indemnifying Party will be entitled to exercise, and will be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or any of the Indemnified Party’s Affiliates may have against any other Person with respect to any Losses or circumstances to which such indemnification payment is directly or indirectly related. The Indemnified Party will take such actions as the Indemnifying Party may reasonably request for the purpose of enabling the Indemnifying Party to perfect or exercise the Indemnifying Party’s right of subrogation hereunder.

8.4 Limits on Indemnification.

(a) Notwithstanding anything to the contrary contained in this Agreement, the maximum aggregate amount of indemnifiable Losses which may be recovered from Sellers arising out of or relating to the causes set forth in Sections 8.2(a)(i) and 8.2(a)(ii) shall be an amount equal to $76,400,893.80; provided, however, that the limitations herein shall not apply to Losses arising out of or relating to Fraud.

8.5 Tax Matters. All indemnification and other payments under this Section 8 shall, to the extent permitted by applicable Law, be treated for all income Tax purposes as adjustments to the Closing Consideration.

8.6 Payments. Once the amount of Losses is agreed to by the Indemnifying Party or finally determined to be payable pursuant to the terms of Section 8, the Indemnifying Party shall satisfy its obligations within 10 Business Days of such final determination by wire transfer of immediately available funds.

8.7 Exclusive Remedy. Except pursuant to Section 10.10, the Parties acknowledge and agree that, from and after the Closing, this Section 8 will provide the sole and exclusive remedy of the Parties for any rights to indemnification, reimbursement or other remedies, including any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement or the Contemplated Transactions. No Indemnified Party may avoid the limitations on liability, recovery and recourse set forth in this Section 8 by seeking damages for breach of contract, tort or pursuant to any other theory or liability. Nothing in this Section 8.7 shall limit any Person’s right to seek and obtain (i) specific performance or other equitable relief to which any Person shall be entitled to pursuant to Section 10.10, and (ii) claims for Fraud (as defined herein). All claims for indemnification shall be brought solely against the Parties hereto and shall be subject to the procedures of this Article 8. Other than in the case of Fraud, in no event shall any Person other than a Party to this Agreement (or its permitted successors and assigns) have any liability related to or arising out of this Agreement or the Contemplated Transactions.

9. TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Parties;

(b) by Factor, if Sellers are not then in material breach of their obligations under this Agreement and Purchaser breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.1 or Section 7.2, (B) cannot be or has not been cured within 30 days following delivery to Purchaser of written notice of such breach or failure to perform and (C) has not been waived by Seller;

(c) by Purchaser, if Purchaser is not then in material breach of its obligations under this Agreement and Sellers breach or fail to perform in any respect any of their representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.1 or Section 7.3, (B) cannot be or has not been cured within 30 days following delivery to Sellers of written notice of such breach or failure to perform and (C) has not been waived by Purchaser; or

(d) by either Factor or Purchaser if the Closing shall not have occurred by March 19, 2026 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the End Date;

(e) by either Purchaser or Factor if (i) the Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and Purchaser’s stockholders shall have taken a final vote on the Purchaser Stockholder Matters and (ii) the Purchaser Stockholder Matters shall not have been approved at the Stockholders Meeting (or at any adjournment or postponement thereof) by the Required Purchaser Stockholder Vote;

(f) by Factor, if prior to obtaining the Required Purchaser Stockholder Vote, the Purchaser Board shall have effected an Adverse Recommendation Change;

(g) by Purchaser at any time prior to the approval of the Purchaser Stockholder Matters by the Required Purchaser Stockholder Vote in order to enter into a definitive agreement providing for a Superior Offer in compliance with Section 5.6; or

(h) by Purchaser, if the Pre-Closing Financing shall not have been consummated, or shall have been consummated with insufficient funds of less than an aggregate of $5,000,000, no later than December 5, 2025 (such date, the “Financing End Date”).

The Party seeking to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall deliver to the other Parties a written termination notification stating that such Party is terminating this Agreement and setting forth a brief statement of the basis on which such Party is terminating this Agreement.

9.2 Effect of Termination; Termination Fee.

(a) Effect of Termination. Upon any termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no further force and effect, except (i) for the provisions of Section 5.4 (Confidentiality), Section 5.10 (Public Announcements), Section 10 (General Provisions), and this Section 9.2 and any other provision that by its terms expressly survives termination shall survive; (ii) nothing herein shall relieve any Party from liability for Fraud or any Willful and Material Breach of this Agreement occurring prior to termination, and (iii) termination shall not affect any rights or obligations that expressly accrued prior to termination, including the right to recover fees, costs and expenses pursuant to this Section 9.2.

(b) Termination Fee.

(i) Alternative Transaction Following End Date. If (A) this Agreement is terminated pursuant to Section 9.1(d) by either Party, (B) after the date hereof and prior to the date of such termination a bona fide Acquisition Proposal is publicly disclosed, and is not publicly withdrawn at least three Business Days prior to the earlier of the date of the Stockholders Meeting and the date of such termination, and (C) on or prior to such termination or within twelve (12) months thereafter (the “Purchaser Tail Period”) Purchaser or any of its Affiliates (x) enters into a definitive agreement for, or (y) consummates, any Acquisition Proposal (as defined, with respect to Purchaser), then Purchaser shall pay (or cause to be paid) to Factor a cash fee equal to $300,000 (the “Termination Fee”) on the later of (i) such termination and (ii) the earlier of (1) the execution of such definitive agreement and (2) the consummation of such Acquisition Proposal. No Termination Fee shall be payable pursuant to this Section 9.2(b)(i) if, at the time of termination under Section 9.1(d), any Seller was in Willful and Material Breach of this Agreement or had failed to satisfy any condition set forth in Section 7.3 that (x) would have resulted in a failure of the corresponding condition to Purchaser’s obligation to close and (y) was a principal cause of, or resulted in, the failure of the Closing to occur on or prior to the End Date. Solely for purposes of this Section 9.2(b)(i), the term “Acquisition Proposal” shall have the meaning assigned to such term herein, except that all references to “15%” therein shall be deemed to be references to “50%.”

(ii) Failure to Receive Required Purchaser Stockholder Vote. If (A) this Agreement is terminated pursuant to Section 9.1(e), (B) after the date hereof and prior to the date of such termination a bona fide Acquisition Proposal is publicly disclosed, and is not publicly withdrawn at least three Business Days prior to the earlier of the date of the Stockholders Meeting and the date of such termination, and (C) on or prior to such termination or within the Purchaser Tail Period, Purchaser (x) enters into a definitive agreement for, or (y) consummates, any Acquisition Proposal (with respect to Purchaser), then Purchaser shall pay (or cause to be paid) to Factor the Termination Fee on the later of (i) such termination and (ii) the earlier of (1) the execution of such definitive agreement and (2) the consummation of such Acquisition Proposal. No Termination Fee shall be payable pursuant to this Section 9.2(b)(ii) if, at the time of termination under Section 9.1(e), any Seller was in Willful and Material Breach of this Agreement or had failed to satisfy any condition set forth in Section 7.3 that (x) would have resulted in a failure of the corresponding condition to Purchaser’s obligation to close and (y) was a principal cause of, or resulted in, the failure to obtain the Required Purchaser Stockholder Vote. Solely for purposes of this Section 9.2(b)(ii), the term “Acquisition Proposal” shall have the meaning assigned to such term herein, except that all references to “15%” therein shall be deemed to be references to “50%.”

(iii) Purchaser Adverse Recommendation Change Termination. If Factor terminates this Agreement pursuant to Section 9.1(f), or if this Agreement is terminated by either Party at a time when Factor would be permitted to terminate pursuant to Section 9.1(f), then, within two (2) Business Days after such termination, Purchaser shall pay (or cause to be paid) to Factor the Termination Fee.

(iv) Purchaser Superior Offer Termination. If Purchaser terminates this Agreement pursuant to Section 9.1(g), concurrently with such termination Purchaser shall pay (or cause to be paid) to Factor the Termination Fee.

(v) Failure to Consummate the Pre-Closing Financing. Notwithstanding the obligations set forth in clauses (i) through (iv), if this Agreement is terminated by either Party pursuant to Sections 9.1(d), 9.1(e) or 9.1(h) after the Financing End Date, no Termination Fee shall be payable by Purchaser.

(vi) Payment Mechanics. All amounts payable by Purchaser under this Section 9.2 shall be paid by wire transfer of immediately available funds to an account designated in writing by Factor (which account shall be designated upon Purchaser’s written request). Any amount not paid when due shall accrue interest from (and including) the due date to (but excluding) the date of payment at a rate per annum equal to the lesser of (x) the prime rate as published in The Wall Street Journal and (y) the maximum rate permitted by Law. Purchaser shall reimburse Factor for its reasonable enforcement costs, including reasonable attorneys’ fees, incurred to collect any overdue amount.

(vii) Acknowledgment; Exclusive Monetary Remedy. Each Party acknowledges that the agreements contained in this Section 9.2 are an integral part of the Contemplated Transactions and that, without such agreements, the Parties would not enter into this Agreement. Each Party further acknowledges that the Termination Fee is liquidated damages, constituting a reasonable estimate of the losses suffered in the circumstances in which such fee becomes payable. Notwithstanding anything to the contrary herein and without limiting either Party’s right to specific performance in accordance with Section 10.10 or a Party’s right to seek monetary damages for Fraud or Willful and Material Breach, (A) if (and only if) the full Termination Fee and accrued interest, if any, under Section 9.2(b)(vi) is paid in full, then the Termination Fee (together with such expenses and interest actually paid) shall be the sole and exclusive monetary remedy of Factor with respect to the facts and circumstances giving rise to the obligation to pay the Termination Fee under Sections 9.2(b)(i), 9.2(b)(ii), 9.2(b)(iii) or 9.2(b)(iv) and (B) upon Factor’s receipt of the full Termination Fee pursuant to this Section 9.2 in circumstances in which the Termination Fee is payable pursuant to Section 9.2(b), none of Purchaser, or its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, agents or affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions. For the avoidance of doubt, (1) the exclusive remedy limitation shall not apply to claims arising from Purchaser’s Fraud or Willful and Material Breach (including any failure to close when otherwise required), and (2) Factor may seek specific performance to cause Purchaser to consummate the Contemplated Transactions in accordance with Section 10.10 or, alternatively, seek payment of the Termination Fee pursuant to this Section 9.2(b), but in no event shall Factor be entitled to both (x) specific performance to cause Purchaser to consummate the Contemplated Transactions in accordance with Section 10.10 and (y) the payment of the Termination Fee pursuant to this Section 9.2.

(viii) No Multiple Recovery. In no event shall Purchaser be obligated to pay (or cause to be paid) the Termination Fee on more than one occasion; provided that payment of the Termination Fee shall be without prejudice to Factor’s right to recover interest and enforcement costs under Section 9.2(b)(vi), and shall not limit Factor’s rights with respect to Fraud or Willful and Material Breach occurring prior to termination.

10. GENERAL PROVISIONS

10.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

10.2 Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

10.3 Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) if e-mail, upon written confirmation of receipt by e-mail or otherwise, or (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to Purchaser, to:	Tempest Therapeutics, Inc.
2000 Sierra Point Parkway
Suite 400
Brisbane, CA 94005
Attention: Stephen Brady

With a copy (which shall not constitute notice) to:

Cooley LLP 1299 Pennsylvania Ave NW
Suite 700
Washington, DC 20004
Attention:	Laura Berezin
Jaime Chase
William Sorabella

If to Erigen or Factor, to:	Factor Bioscience Inc.
1035 Cambridge Street
Suite 17B
Cambridge, MA 02141
Attention: Christopher Rohde, Ph.D

With a copy (which shall not constitute notice) to:

Morse, Barnes-Brown & Pendleton, P.C. 480 Totten Pond Road, 4th Floor
Waltham, MA 02451
Attention:	Daniel J. Blanchard
Stanley F. Chalvire
Paul R. Rosie

10.5 Entire Agreement; Non-Reliance. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the Contemplated Transactions unless and until this Agreement shall have been executed and delivered by each of the Parties. Purchaser represents, acknowledges and agrees that, in entering into this Agreement and consummating the Contemplated Transactions, Purchaser has relied solely on the express written representations and warranties set forth in Article 3, and has not relied, and is not relying, on any other representation or warranty (whether written or oral, express or implied, at law or in equity) of Sellers or any other Person, including any information made available to Purchaser in any data room, presentation or other communication. Nothing in this Section limits Purchaser’s ability to bring a claim for Fraud.

10.6 No Third Party Beneficiaries. Except as provided in Section 8, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

10.7 Sellers’ Obligations. Each Seller shall be jointly and severally liable for the obligations, covenants and agreements of each Seller under this Agreement.

10.8 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.8, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.4 of this Agreement and (f) irrevocably and unconditionally waives the right to trial by jury.

10.9 Assignment; Successors. Except as otherwise set forth in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part by either Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, further, that Purchaser may assign this Agreement to any Affiliate of Purchaser without the prior consent of Sellers (provided, that such assignment shall not relieve Purchaser of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of any other Party or due to Purchaser). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

10.10 Specific Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with their specified terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement shall not be required to provide any bond, surety or other security in connection with any such order or injunction.

10.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

10.12 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement. This Agreement may be executed by .PDF or by other means of electronic signature (including DocuSign), and the exchange of a fully executed Agreement (in counterparts or otherwise) by electronic means in .PDF format shall in each case create a valid and binding obligation of the party executing the same.

10.13 No Presumption Against Drafting Party. Each of the Parties acknowledges that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

10.14 Disclosure Schedules. The Seller Disclosure Schedules have been arranged, for purposes of convenience only, as separate parts corresponding to the subsections of Section 3, and the Purchaser Disclosure Schedules have been arranged, for purposes of convenience only, as separate parts corresponding to the subsections of Section 4. The representations and warranties contained in Section 3 and Section 4 are subject to (a) the exceptions and disclosures set forth in the part of the Seller Disclosure Schedules or the Purchaser Disclosure Schedules, as applicable, corresponding to the particular subsection of Section 3 or Section 4 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part of the Seller Disclosure Schedules or the Purchaser Disclosure Schedules, as applicable, by reference to another part of the Seller Disclosure Schedules or the Purchaser Disclosure Schedules, respectively; and (c) any exception or disclosure set forth in any other part of the Seller Disclosure Schedules or the Purchaser Disclosure Schedules, as applicable, to the extent it is reasonably apparent on the face of such exception or disclosure that such exception or disclosure is intended to qualify another part of the Seller Disclosure Schedules or the Purchaser Disclosure Schedules, respectively. No reference to or disclosure of any item or other matter in the Seller Disclosure Schedules or the Purchaser Disclosure Schedules, as applicable, shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Seller Disclosure Schedules or the Purchaser Disclosure Schedules, respectively. The information set forth in the Seller Disclosure Schedules and the Purchaser Disclosure Schedules is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any Party to any Third Party of any matter whatsoever, including of any violation of law or breach of any agreement. The Seller Disclosure Schedules and the Purchaser Disclosure Schedules, and the information and disclosures contained therein, are intended only to qualify and limit the representations, warranties and covenants of Sellers, on the one hand, or Purchaser, on the other hand, respectively, contained in this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ERIGEN:

Erigen LLC

By:	/s/ Matt Angel
Name: Matt Angel
Title: Manager

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FACTOR:

Factor Bioscience Inc.

By:	/s/ Christopher Rohde
Name: Christopher Rohde
Title: Chief Technology Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PURCHASER:

Tempest Therapeutics, Inc.

By:	/s/ Stephen Brady
Name: Stephen Brady
Title: President and Chief Executive Officer

Exhibit 10.2

LOCK-UP AGREEMENT

November 19, 2025

Tempest Therapeutics, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California

To whom it may concern:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) contemporaneously entered into an Asset Purchase Agreement with Tempest Therapeutics, Inc., a Delaware corporation (“Purchaser”), dated as of the date first set forth above (as the same may be amended from time to time, the “Purchase Agreement”). As used herein, the term “Common Stock” refers to shares of the Purchaser’s Common Stock, par value $0.001 per share. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1. As a condition and material inducement to each of the parties to enter into the Purchase Agreement and to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of the Purchaser Board, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 180 days after the Closing Date (the “Restricted Period”):

(a) offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, an aggregate number of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, equal to or exceeding 50% of the total shares of Common Stock owned of record or beneficially by the undersigned as of the Closing Date (collectively, the “Undersigned’s Shares”);

(b) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (a) above or this clause (b) is to be settled by delivery of Common Stock or other securities, in cash or otherwise;

(c) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock, other than such rights set forth in the Purchase Agreement; or

(d) publicly disclose the intention to do any of the foregoing.

2. The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a) transfers of the Undersigned’s Shares:

(1) if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, (D) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(2) if the undersigned is a corporation, partnership or other Entity, (A) to another corporation, partnership, or other Entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) as a distribution or dividend to stockholders, equity holders, current or former general or limited partners, members or managers (or to the estates or nominees of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned approved by the undersigned’s equity holders), (C) as a bona fide charitable gift or contribution or otherwise to a trust or other entity for the direct or indirect benefit of an immediate family member of a beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of the Undersigned’s Shares or (D) transfers or dispositions not involving a change in beneficial ownership; or

(3) if the undersigned is a trust, to any grantors or beneficiaries of the trust.

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Purchaser a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Common Stock;

(b) the exercise of an option to purchase shares of Common Stock (including a net or cashless exercise of an option to purchase shares of Common Stock), and any related transfer of shares of Common Stock to Purchaser for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options;

(c) transfers to Purchaser in connection with the net settlement of any other equity award that represents the right to receive in the future shares of Common Stock, settled in shares of Common Stock, to pay any tax withholding obligations;

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for any transfers of the Undersigned’s Shares during the Restricted Period;

(e) transfers by the undersigned of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock purchased by the undersigned on the open market or in a public offering, in each case following the Closing Date;

(f) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that (i) the transferee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement, and (ii) any filing required under Section 16(a) of the Exchange Act during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (f);

(g) pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Purchaser’s capital stock involving a change of control of Purchaser, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement;

and provided, further, that, with respect to each of (a), (b), (c) and (d) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than any exit filings or public announcements that may be required under applicable federal and state securities Laws, provided that (i) reasonable notice shall be provided to Purchaser prior to any such filing, report or announcement and (ii) such filing, report or announcement shall clearly indicate in the footnotes therein, in reasonable detail, a description of the circumstances of the transfer and that the shares remain subject to a lock-up agreement).

For purposes of this Lock-Up Agreement, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of Purchaser’s voting securities if, after such transfer, Purchaser’s stockholders as of immediately prior to such transfer do not hold a majority of the outstanding voting securities of Purchaser (or the surviving entity) other than the Contemplated Transactions.

3. Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement and will not be recorded on the share register of Purchaser. In furtherance of the foregoing, the undersigned agrees that Purchaser and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. With respect to the Undersigned’s Shares, Purchaser may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of such Common Stock or any securities convertible or exercisable or exchangeable for Common Stock:

THESE SHARES ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF THESE SHARES BEFORE [DATE]. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.

4. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

5. The undersigned understands that if the Purchase Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be null and void and of no further force or effect. The undersigned understands that Purchaser is proceeding with the Contemplated Transactions in reliance upon this Lock-Up Agreement.

6. Any and all remedies herein expressly conferred upon Purchaser will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Purchaser of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur to Purchaser in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Purchaser shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Purchaser is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Purchaser with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

7. Upon the earlier of (i) the release of any of the Undersigned’s Shares from this Lock-Up Agreement and (ii) the expiration of the Restricted Period, Purchaser shall promptly (but in no event more than two Business Days following such earlier event) instruct Purchaser’s transfer agent to remove any restrictive legend above and/or withdraw any stop transfer instructions and cooperate with the undersigned to facilitate the timely establishment of book-entry positions at Purchaser’s transfer agent representing the Undersigned’s Shares.

8. The undersigned understands that this Lock-Up Agreement is irrevocable and is binding upon the successors, assigns, heirs and personal representatives of the undersigned.

9. This Lock-Up Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. In any action between any of the parties arising out of or relating to this Lock-Up Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); and (b) if any such action is commenced in a state court, then, subject to applicable Law, no party shall object to the removal of such action to any federal court located in Delaware. Each of the parties waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Lock-Up Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Lock-Up Agreement, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties may file a copy of this Lock-Up Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury. Each party further agrees that service of process upon such party in any such action or Legal Proceeding shall be effective if notice is given in accordance with Section 10 of this Lock-Up Agreement. This Lock-Up Agreement constitutes the entire agreement between the parties to this Lock-Up Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) if e mail, upon written confirmation of receipt by e mail or otherwise, or (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier. All notices hereunder shall be delivered to the addresses set forth on the signature page hereto, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.

11. This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Purchaser and the undersigned by electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

ERIGEN LLC

By:	/s/ Matt Angel
Name:	Matt Angel
Title:	Manager

[Signature Page to Lock-Up Agreement]

Accepted and Agreed
by TEMPEST THERAPEUTICS, INC.:

By:	/s/ Stephen Brady
Name:	Stephen Brady
Title:	President and Chief Executive Officer

[Signature Page to Lock-Up Agreement]